TRUST INDENTURE
TIMBERWEST FOREST CORP.
- and -
VALIANT TRUST COMPANY
Providing for the Issue of 9.0% Convertible Debentures due February 11, 2014
Dated February 11, 2009

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION	1
1.1 Definitions	1
1.2 Meaning of “Outstanding”	9
1.3 Interpretation	9
1.4 Headings, etc.	9
1.5 Day not a Business Day	10
1.6 Applicable Law	10
1.7 Monetary References	10
1.8 Concerning Interest	10
1.9 Invalidity, etc.	10
1.10 Language	10
1.11 Successors and Assigns	10
1.12 Benefits of Indenture	10

ARTICLE 2 THE DEBENTURES	11
2.1 Unlimited Debentures	11
2.2 Form and Terms of Debentures	11
2.3 Interest on the Debentures	12
2.4 Certification and Delivery of Additional Debentures	13
2.5 Issue of Global Debentures	14
2.6 Execution of Debentures	14
2.7 Certification	14
2.8 Interim Debentures or Certificates	15
2.9 Mutilation, Loss, Theft or Destruction	15
2.10 Debentures to Rank Pari Passu	15
2.11 Payments of Amounts Due on Maturity	15

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP	16
3.1 Fully Registered Debentures	16
3.2 Global Debentures	16
3.3 Transferee Entitled to Registration	17
3.4 No Notice of Trusts	18
3.5 Registers Open for Inspection	18
3.6 Exchanges of Debentures	18
3.7 Closing of Registers	18
3.8 Charges for Registration, Transfer and Exchange	19
3.9 Ownership of Debentures	19
3.10 Exchange of Private Debentures for Debentures	20

ARTICLE 4 REDEMPTION AND PURCHASE OF DEBENTURES	20
4.1 Redemption	20
4.2 Partial Redemption	20
4.3 Notice of Redemption	21
4.4 Debentures Due on Redemption Dates	21
4.5 Deposit of Redemption Monies	22
4.6 Failure to Surrender Debentures Called for Redemption	22
4.7 Cancellation of Debentures Redeemed	22
4.8 Purchase of Debentures by the Company	22
4.9 Change of Control	23

ARTICLE 5 SUBORDINATION OF DEBENTURES	24
5.1 Subordination to Senior Indebtedness	24
5.2 Subordination and Postponement of Notes	25

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5.3 Secured Indebtedness	25
5.4 Order of Payment	25
5.5 Subrogation to Rights of Holders of Secured Indebtedness	26
5.6 Obligation to Pay Not Impaired	27
5.7 No Payment if Secured Indebtedness in Default	27
5.8 Payment on Debentures Permitted	27
5.9 Confirmation of Subordination	28
5.10 Knowledge of Debenture Trustee	28
5.11 Debenture Trustee May Hold Secured Indebtedness	28
5.12 Rights of Holders of Secured Indebtedness Not Impaired	28
5.13 Altering the Secured Indebtedness	28
5.14 Additional Indebtedness	28
5.15 Right of Debentureholder to Convert Not Impaired	28
5.16 Invalidated Payments	29
5.17 Contesting Security	29
5.18 No Set-Off	29
5.19 Amendments to Article 5	29
5.20 Liability and Actions of Debenture Trustee	29

ARTICLE 6 CONVERSION OF DEBENTURES	29
6.1 Conversion	29
6.2 Notice of Expiry of Conversion Privilege	30
6.3 Revival of Right to Convert	30
6.4 Manner of Exercise of Right to Convert	30
6.5 Adjustment of Conversion Price	31
6.6 Conversion Rights Adjustment Rules	33
6.7 Postponement of Issuance of Stapled Units	34
6.8 No Requirement to Issue Fractional Stapled Units	34
6.9 Company to Reserve Securities	34
6.10 Cancellation of Converted Debentures	35
6.11 Certificate as to Adjustment	35
6.12 Notice of Special Matters	35
6.13 Protection of Debenture Trustee	35
6.14 Legend on Stapled Units	36

ARTICLE 7 COVENANTS OF THE COMPANY	36
7.1 To Pay Principal, Premium (if any) and Interest	36
7.2 To Pay Debenture Trustee’s Remuneration	36
7.3 To Give Notice of Default	36
7.4 Conduct of Business and Preservation of Existence	36
7.5 Keeping of Books	37
7.6 No Distributions on Stapled Units if Event of Default	37
7.7 Performance of Covenants by Company	37
7.8 Performance of Covenants by Debenture Trustee	37
7.9 Listing	37

ARTICLE 8 DEFAULT	37
8.1 Events of Default	37
8.2 Notice of Events of Default	38
8.3 Waiver of Default	38
8.4 Enforcement by the Debenture Trustee	39
8.5 No Suits by Debentureholders	40
8.6 Application of Monies by Debenture Trustee	40
8.7 Notice of Payment by Debenture Trustee	41
8.8 Debenture Trustee May Demand Production of Debentures	41
8.9 Remedies Cumulative	41

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8.10 Judgment Against the Company	41

ARTICLE 9 SATISFACTION AND DISCHARGE	41
9.1 Cancellation and Destruction	41
9.2 Non-Presentation of Debentures	41
9.3 Repayment of Unclaimed Monies	42
9.4 Discharge	42
9.5 Satisfaction	42
9.6 Continuance of Rights, Duties and Obligations	44

ARTICLE 10 SUCCESSORS	44
10.1 Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.	44
10.2 Vesting of Powers in Successor	44

ARTICLE 11 COMPULSORY ACQUISITION	45
11.1 Definitions	45
11.2 Offer for Debentures	45
11.3 Offeror’s Notice to Dissenting Shareholders	46
11.4 Delivery of Debenture Certificates	46
11.5 Payment of Consideration to Debenture Trustee	46
11.6 Consideration to be held in Trust	46
11.7 Completion of Transfer of Debentures to Offeror	46
11.8 Communication of Offer to Company	47

ARTICLE 12 MEETINGS OF DEBENTUREHOLDERS	47
12.1 Right to Convene Meeting	47
12.2 Notice of Meetings	47
12.3 Chairman	47
12.4 Quorum	48
12.5 Power to Adjourn	48
12.6 Show of Hands	48
12.7 Poll	48
12.8 Voting	48
12.9 Proxies	48
12.10 Persons Entitled to Attend Meetings	49
12.11 Powers Exercisable by Extraordinary Resolution	49
12.12 Meaning of “Extraordinary Resolution”	51
12.13 Powers Cumulative	51
12.14 Minutes	51
12.15 Instruments in Writing	51
12.16 Binding Effect of Resolutions	52
12.17 Evidence of Rights Of Debentureholders	52

ARTICLE 13 NOTICES	52
13.1 Notice to Company	52
13.2 Notice to Debentureholders	52
13.3 Notice to Debenture Trustee	53
13.4 Mail Service Interruption	53

ARTICLE 14 CONCERNING THE DEBENTURE TRUSTEE	53
14.1 No Conflict of Interest	53
14.2 Replacement of Debenture Trustee	53
14.3 Duties of Debenture Trustee	54
14.4 Reliance Upon Declarations, Opinions, etc.	54
14.5 Evidence and Authority to Debenture Trustee, Opinions, etc.	54
14.6 Debenture Trustee May Rely on Certificate of the Company	55

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14.7 Experts, Advisers and Agents	55
14.8 Debenture Trustee May Deal in Debentures	56
14.9 Investment of Monies Held by Debenture Trustee	56
14.10 Debenture Trustee will Disburse Only Monies Deposited	56
14.11 Third Party Interests	56
14.12 Debenture Trustee Not Ordinarily Bound	56
14.13 Debenture Trustee Not Required to Give Security	57
14.14 Debenture Trustee Not Bound to Act on Company’s Request	57
14.15 Debenture Trustee Not Bound to Act	57
14.16 Debenture Trustee Protected in Acting	57
14.17 Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder	57
14.18 Authority to Carry on Business	58
14.19 Compensation and Indemnity	58
14.20 Acceptance of Trust	58
14.21 Privacy Laws	59
14.22 Withholding Obligation	59

ARTICLE 15 SUPPLEMENTAL INDENTURES	59
15.1 Supplemental Indentures	59

ARTICLE 16 EXECUTION AND FORMAL DATE	60
16.1 Execution	60
16.2 Formal Date	60

TRUST INDENTURE
THIS TRUST INDENTURE made as of the 11th day of February, 2009,
BETWEEN:
TIMBERWEST FOREST CORP., a company duly incorporated under the laws of the Province of British Columbia
(hereinafter referred to as the “Company”)
AND
VALIANT TRUST COMPANY, a trust company continued under the laws of Canada
(hereinafter referred to as the “Debenture Trustee”)
WHEREAS:
A. The Company deems it necessary for its purposes to create and issue the Debentures to be created and issued in the manner as herein provided.
B. The Company, under the laws relating thereto, is duly authorized to create and issue the Debentures to be created and issued in the manner as herein provided.
C. When certified by the Debenture Trustee and issued as in this Indenture provided, all necessary steps in relation to the Company have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and binding on the Company.
D. The foregoing recitals are made as representations and statements of fact by the Company and not by the Debenture Trustee.
NOW THEREFORE it is hereby covenanted, agreed and declared as follows:
ARTICLE 1
INTERPRETATION
1.1	Definitions
     In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:
(a)	“this Indenture”, “this Trust Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)	“Additional Debentures” means, collectively, any Debentures from time to time issued at the Election of the Company as payment of the Interest Obligation in accordance with Section 2.3(b) and any Debentures issued from time to time to the holders of the Private Debentures upon the exchange of all or part of the outstanding principal amount of the Private Debentures for the same aggregate principal amount of Additional Debentures so exchanged in accordance with the terms of the Investors’ Rights Agreement and Section 3.10;

(c)	“Affiliate” has the meaning ascribed thereto in National Instrument 45-106 of the Canadian Securities Administrators;

(d)	“Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the Provinces of Canada;

(e)	“Beneficial Holder” means any Person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

(f)	“Business Day” means any day other than a Saturday, Sunday or a statutory holiday in the City of Vancouver, British Columbia;

(g)	“Capital Reorganization” has the meaning ascribed thereto in Section 6.5(d);

(h)	“Cash Distribution” means a distribution made in respect of the Stapled Units by the Company in the form of interest paid in cash on the Notes pursuant to the terms of the Note Indenture;

(i)	“Certificate of the Company” means a written certificate signed by either the Chief Executive Officer or Chief Financial Officer of the Company;

(j)	“Change of Control” means the occurrence of any of the following after the date hereof:
(i)	the acquisition by any Person or one or more members of a group of Persons acting jointly or in concert, directly or indirectly, in a single transaction or a series of transactions, of beneficial ownership, voting control or direction over more than 50% of the aggregate voting rights attached to the Stapled Units then outstanding;

(ii)	the acquisition by any Person (other than the Company or any of its wholly owned subsidiaries) or one or more members of a group of Persons acting jointly or in concert (other than a group consisting solely of two or more of the Company and any of its wholly-owned subsidiaries), directly or indirectly, in a single transaction or a series of transactions, of assets representing more than 50% of the book value (on a consolidated basis) of the assets of the Company, taken as a whole; or

(iii)	the completion of a merger, amalgamation, arrangement or similar transaction which results in holders of the voting rights attached to the Stapled Units prior to the completion of the transaction holding less than 50% of the voting rights attached to the Stapled Units or other securities of the resulting entity after the completion of the transaction;
(k)	“Change of Control Effective Date” means the effective date of a Change of Control;

(l)	“Common Shares” means the common shares in the capital of the Company forming part of the Stapled Units, and “Common Share” means any one of them;

(m)	“Company” means TimberWest Forest Corp. and includes any successor to or of the Company which shall have complied with the provisions of Article 10;

(n)	“Company’s Auditors” or “Auditors of the Company” means an independent firm of chartered accountants duly appointed as auditors of the Company;

(o)	“Conversion Notice” has the meaning ascribed thereto in Section 6.4(a);

(p)	“Conversion Price” means the dollar amount for which each Stapled Unit may be issued from time to time upon the conversion of Debentures in accordance with the provisions of Article 6;

(q)	“Convertible Securities” means securities which by their terms are convertible into Stapled Units or any securities forming part of the Stapled Units;

(r)	“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Debenture Trustee or retained or employed by the Company and acceptable to the Debenture Trustee, acting reasonably;

(s)	“CRA” means the Canada Revenue Agency;

(t)	“Credit Agreement” means the loan agreement, made as of September 25, 2007, as it may be amended, restated and in effect from time to time (including, without limitation, as amended and restated by an agreement made as of February 11, 2009 to give effect to the Credit Amendments), entered into among the Senior Lenders, the Company and certain other Persons;

(u)	“Credit Amendments” means the amendments to the Credit Agreement between the Company and the Senior Lenders, as more fully described in the Prospectus;

(v)	“Current Market Price” means the Weighted Average Trading Price per Stapled Unit for the 20 consecutive trading days ending on the fifth trading day preceding the date of determination and, if no such price is available, “Current Market Price” will be the Fair Market Value per Stapled Unit;

(w)	“Date of Conversion” has the meaning ascribed thereto in Section 6.4(b);

(x)	“Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such Persons by endorsement or delivery;

(y)	“Debenture Liabilities” has the meaning ascribed thereto in Section 5.1;

(z)	“Debentures” means the debentures designated as “9.0% Convertible Debentures” of the Company issued and certified hereunder, or deemed to be issued and certified hereunder, and for the time being outstanding, whether in definitive or interim form, and all references to “Debentures” herein, unless the context otherwise requires, shall be deemed to mean or include any Additional Debentures;

(aa)	“Debenture Trustee” means Valiant Trust Company or its successor or successors for the time being as trustee hereunder;

(bb)	“Depository” means, with respect to the Debentures issuable or issued in the form of one or more Global Debenture(s), the Person designated as depository by the Company pursuant to Section 2.5(a) until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Debentures shall mean each depository with respect to the Global Debentures;

(cc)	“Depository Participant” means a broker, dealer, bank, other financial institution or other Person for whom, from time to time, a Depository effects book entries for a Global Debenture deposited with the Depository;

(dd)	“Designated Secured Indebtedness” means any of the following which are secured or intended to be secured by any lien on any property or asset of the Company or any of its subsidiaries: (i) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (y) indebtedness of the Company or any of its subsidiaries for money borrowed and (z)

indebtedness evidenced by debentures, bonds, notes or other similar instruments issued by the Company or any of its subsidiaries, including any such securities issued under any indenture or other instrument to which the Company or any of its subsidiaries is a party (including, for the avoidance of doubt, indentures pursuant to which debentures have been or may be issued); (ii) all capital lease obligations of the Company; (iii) all obligations of the Company or any of its subsidiaries issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company or any of its subsidiaries, all hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all obligations of the Company or any of its subsidiaries under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company or any of its subsidiaries for the reimbursement of amounts paid pursuant to any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company or any of its subsidiaries is responsible or liable as obligor, guarantor or otherwise, in each case which has been designated as Designated Secured Indebtedness by the Company in the agreement or instrument by which such Designated Secured Indebtedness is assumed, created or incurred by the Company or any of its subsidiaries or pursuant to which the liability of the Company or any of its subsidiaries for such Designated Secured Indebtedness arises, or by a resolution of the Directors. Designated Secured Indebtedness shall continue to be Designated Secured Indebtedness and be entitled to the benefits of the subordination provisions of this Trust Indenture irrespective of any amendment, modification or waiver of any term of such Designated Secured Indebtedness;

(ee)	“Directors” means the directors of the Company on the date hereof or such directors as may, from time to time, be appointed directors of the Company, and “Director” means any one of them;

(ff)	“Distributed Property” has the meaning ascribed thereto in Section 6.5(c);

(gg)	“Election” has the meaning ascribed thereto in Section 2.3(b);

(hh)	“Election Form” means the Form T2057 “Election on disposition of property by a taxpayer to a taxable Canadian corporation” attached as Exhibit “B” to Appendix “A” to the Conversion Notice;

(ii)	“Election Notice” has the meaning ascribed thereto in Section 2.3(b);

(jj)	“Event of Default” has the meaning ascribed thereto in Section 8.1;

(kk)	“Extraordinary Resolution” has the meaning ascribed thereto in Section 12.12;

(ll)	“Fair Market Value” means the fair market value as determined by the Company’s Auditors or, if the Company’s Auditors decline to make such valuation, such fair market value as determined by a firm of independent chartered accountants or a valuation firm that is mutually acceptable to the Company and the Debenture Trustee (the “Expert”). In such event, the Debenture Trustee, after receipt of the determination by the Expert, will have the right to select an additional expert (which will be a firm of independent chartered accountants or a valuation firm), in which case such fair market value will be deemed to equal the simple average of the values (or mid-point of the range of values) determined by each of the Expert and such additional expert;

(mm)	“Freely Tradeable” means, in respect of securities of any corporation, those securities which: (i) are issued under a prospectus; or (ii) are issuable without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Legislation and can be traded by the holder thereof without any hold period under Applicable Securities Legislation, except in the case of a distribution by a control person (as such term is defined in the Applicable Securities Legislation) or from the holdings of any Person or combination of Persons holding a sufficient number of securities of that corporation to affect materially the control of that corporation;

(nn)	“Fully Registered Debentures” means Debentures registered as to both principal and interest;

(oo)	“Global Debenture” means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.5 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system;

(pp)	“Government Obligation” means securities issued or guaranteed by the Government of Canada or any province thereof or a Canadian chartered bank as directed by the Company;

(qq)	“Hedge Agreement” has the meaning ascribed thereto in the Credit Agreement;

(rr)	“Intercreditor Agreement” means the intercreditor agreement, dated as of February 11, 2009, entered into among the Company, the Debenture Trustee, the Material Subsidiaries and the Senior Lenders;

(ss)	“Intercreditor Arrangement” means any document, certificate or agreement, including any intercreditor or subordination agreement, as may reasonably be required by the Company and any Senior Lender to provide for the subordination of the Debenture Liabilities, in right of payment to the prior indefeasible payment and satisfaction in full of all indebtedness, liabilities and obligations to such Senior Lender incurred after the date hereof, all on terms substantially similar to the terms of the Intercreditor Agreement;

(tt)	“Interest Obligation” means the obligation of the Company to pay interest on the Debentures, as and when the same becomes due;

(uu)	“Interest Payment Date” means the 15th day of each of January, April, July and October in each calendar year, and for any particular Interest Period, the Interest Payment Date is the date falling on the 15th day of the first calendar month in the next succeeding Interest Period;

(vv)	“Interest Period” means one of four periods of three consecutive months, being January, February and March; April, May and June; July, August and September; and October, November and December of each calendar year during the term of the Debentures; provided, however, that the initial Interest Period shall commence on the date of issue of the Debentures;

(ww)	“Investment Agreement” means the investment agreement, dated December 12, 2008, entered into among the Company and the Purchasers;

(xx)	“Investors’ Rights Agreement” means the investors’ rights agreement, dated February 11, 2009, entered into among the Company and the Purchasers;

(yy)	“Maturity Account” means an account or accounts required to be established by the Company (and which shall be maintained by and subject to the control of the Debenture Trustee) for the Debentures pursuant to and in accordance with this Indenture;

(zz)	“Maturity Date” has the meaning ascribed thereto in Section 2.2(c);

(aaa)	“Material Subsidiaries” means TimberWest Holdings Ltd., TimberWest Forest Company, TimberWest Forest I Limited, TimberWest Forest II Limited, TimberWest Forest III Limited, TimberWest Forest IV Limited and Pacific Forest Products Limited, and “Material Subsidiary” means any one of them;

(bbb)	“Minimum Exercise Price” means, at any time, the greater of (i) 85% of the Current Market Price at that time and (ii) the price which is at the maximum discount permitted at that time for the Stapled Units under the rules of the Principal Stock Exchange;

(ccc)	“Note Deposit Agreement” means the note deposit agreement, dated September 30, 1998, as amended, supplemented and in effect from time to time, entered into among the Company and Valiant Trust Company, as custodian;

(ddd)	“Note Indenture” means the note indenture, dated September 30, 1998, as amended, supplemented and in effect from time to time, entered into among the Company and the Note Trustee;

(eee)	“Note Trustee” means Valiant Trust Company, or such other person serving as the trustee under the Note Indenture from time to time;

(fff)	“Notes” means Series A subordinate, unsecured notes of the Company forming part of the Stapled Units and issued under and governed by the Note Indenture, and “Note” means any one of them;

(ggg)	“Offer” has the meaning ascribed thereto in Section 4.9(i);

(hhh)	“Offered Securities” has the meaning ascribed thereto in Section 6.5(b);

(iii)	“Offering” means the rights offering to Unitholders of rights to purchase $50,000,000 in aggregate principal amount of Debentures under the Prospectus;

(jjj)	“Person” means a natural person, partnership, limited partnership, company or corporation with or without share capital, joint stock company, trust, trustee, executor, administrator or other legal personal representative, unincorporated association, joint venture, syndicate, sole proprietorship or other entity or governmental authority, and pronouns have a similarly extended meaning;

(kkk)	“Preferred Shares” means the preferred shares in the capital of the Company with a par value of $0.024456 per share forming part of the Stapled Units, and “Preferred Share” means any one of them;

(lll)	“Principal Stock Exchange” means the Toronto Stock Exchange, and in the event the Stapled Units are not listed on the Toronto Stock Exchange but are listed or quoted on another stock exchange or market or stock exchanges or markets in Canada, the foregoing references to the Principal Stock Exchange will be deemed to be references to such other stock exchange or market or, if more than one, to such one as will be designated by the board of directors of the Company;

(mmm)	“Priority Agreement” means the priority agreement, dated February 11, 2009, entered into among the Note Trustee and the Debenture Trustee;

(nnn)	“Private Debentures” means the debentures designated as “9.0% Convertible Debentures” of the Company issued to the Purchasers pursuant to the Investment Agreement;

(ooo)	“Proceedings” means any action, suit, remedy or proceeding (whether judicial or extra-judicial) against the Company or any of its subsidiaries, or any of their respective property, assets or undertaking, to collect or enforce payment of the principal of, premium, if any, and interest on any or all of the Debentures or any other amounts owing under the Debentures or this Trust Indenture or to enforce performance of any other covenants or obligations of the Company under this Trust Indenture or any or all of the Debentures (including, without limitation, any action or proceedings for payment under the Debentures, the appointment of a liquidator or receiver of the Company or any of its subsidiaries or any of its property, assets or undertaking or the winding up of the Company or any of its subsidiaries or any proceeding to petition the Company or any of its subsidiaries into bankruptcy);

(ppp)	“Prospectus” means the Company’s short form prospectus dated December 23, 2008, relating to the Offering;

(qqq)	“Purchasers” means bcIMC (PPTW) Investment Corporation and bcIMC (WCBAF PPTW) Investment Corporation;

(rrr)	“Receipts” means any of the receipts representing approximately $8.98 principal amount of the Notes issued under and governed by the Note Deposit Agreement, and “Receipt” means any one of them;

(sss)	“Redemption Date” has the meaning ascribed thereto in Section 4.3;

(ttt)	“Redemption Notice” has the meaning ascribed thereto in Section 4.3;

(uuu)	“Rights Offering” has the meaning ascribed thereto in Section 6.5(b);

(vvv)	“Secured Creditor” means the Person or Persons providing the Secured Indebtedness;

(www)	“Secured Indebtedness” means any Senior Indebtedness that is not subject to the terms of the Intercreditor Agreement or any Intercreditor Arrangement, as the case may be;

(xxx)	“Senior Indebtedness” means, at any particular time:
(i)	the aggregate of:
(A)	all outstanding borrowing by the Company under the Credit Agreement (including the face amount of bankers’ acceptances and the undrawn amount of letters of credit or guarantee);

(B)	all obligations of the Company to any of the Senior Lenders under any Hedge Agreement;

(C)	all interest (including interest on overdue interest) owing by the Company to any of the Senior Lenders under the Credit Agreement including outstanding stamping or acceptance fees and discounts in respect of bankers’ acceptances;

(D)	all other fees, costs, expenses and other amounts payable to any Senior Lender or agent, under or pursuant to the Credit Agreement and any Hedge Agreement and any Senior Security in connection therewith; and

(E)	the amount of all obligations of any Material Subsidiary under its respective guarantee of the obligations of the Company under the Credit Agreement and under any Hedge Agreement;
(ii)	any indebtedness, liability or obligation (without limitation or restriction on the amount thereof) in respect of any instrument or document which contains express terms, or is issued under an indenture which contains express terms, providing that it ranks senior to the Debentures by reason of constituting a refinancing, refunding, replacement, restructuring, renewal or extension of any of the indebtedness, liabilities or obligations referred to in (i) above in whole or part;

(iii)	Designated Secured Indebtedness; and

(iv)	indebtedness of the Company or any of its subsidiaries represented by present or future encumbrances and leases of office equipment and vehicles in the ordinary course of business;
(yyy)	“Senior Lenders” means the Person or Persons from time to time providing the Senior Indebtedness including, without limitation, any Agent of such Person or Persons and any Hedge Provider (as defined in the Credit Agreement);

(zzz)	“Senior Security” means all the security documents and agreements which may be provided to the Senior Lenders during the term of the Debentures from the Company or the Material Subsidiaries or otherwise for the purpose of securing the Senior Indebtedness;

(aaaa)	“Special Distribution” has the meaning ascribed thereto in Section 6.5(c);

(bbbb)	“Stapled Unit Reorganization” has the meaning ascribed thereto in Section 6.5(a);

(cccc)	“Stapled Units” means the stapled units of the Company consisting of, on the date of execution and delivery of this Indenture, one Common Share, 100 Preferred Shares and a Receipt; provided that in the event of a change or a subdivision, redivision, reduction, combination or consolidation thereof (or of any of the components thereof), any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such other similar transaction, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.5, “Stapled Units” shall mean the stapled units of the Company or other securities or property (including cash) resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up or such other similar transaction, and “Stapled Unit” means any one of them;

(dddd)	“subsidiary” means, with respect to any Person, any other Person in respect of which such first mentioned Person possesses, directly or indirectly, the power to vote more than 50% of the outstanding voting securities of such person, or otherwise direct the management or policies of such person, by contract or otherwise and “subsidiaries” means all of such Persons collectively;

(eeee)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time;

(ffff)	“Time of Expiry” has the meaning ascribed thereto in Section 6.1;

(gggg)	“Total Offer Price” has the meaning ascribed thereto in Section 4.9(i);

(hhhh)	“trading day” means, with respect to the Principal Stock Exchange, any day on which such exchange or market is open for trading or quotation;

(iiii)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(jjjj)	“Unitholders” means the holders from time to time of the Stapled Units;

(kkkk)	“Weighted Average Trading Price” means, with respect to the Stapled Units during a specified period, the price determined by dividing the aggregate sale price of all Stapled Units sold on the Principal Stock Exchange during such period by the total number of Stapled Units so sold during such period; and

(llll)	“Written Direction of the Company” means an instrument in writing signed by any one of the Chief Executive Officer or Chief Financial Officer of the Company.

1.2 Meaning of “Outstanding”
     Every Debenture certified and delivered by the Debenture Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Debenture Trustee for cancellation, conversion or redemption for monies, the payment thereof having been set aside under Section 9.2, provided that:
(a)	Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)	when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)	for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Company or a subsidiary of the Company shall be disregarded except that:
(i)	for the purpose of determining whether the Debenture Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Trustee knows are so owned shall be so disregarded;

(ii)	Debentures so owned which have been pledged in good faith other than to the Company or a subsidiary of the Company shall not be so disregarded if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his, her or its discretion free from the control of the Company or a subsidiary of the Company; and

(iii)	Debentures so owned shall not be disregarded if they are the only Debentures outstanding.
1.3 Interpretation
     In this Indenture:
(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture; and

(d)	words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.
1.4 Headings, etc.
     The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5 Day not a Business Day
     In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.
1.6 Applicable Law
     This Indenture and the Debentures shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.
1.7 Monetary References
     Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.
1.8 Concerning Interest
     Interest shall be computed on the basis of a year of 365 days or 366 days in a leap year, as the case may be. Whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.
1.9 Invalidity, etc.
     Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.
1.10 Language
     Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule “A”, be drawn up in the English language only.
     Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise.
1.11 Successors and Assigns
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.
1.12 Benefits of Indenture
     Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent and the holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

ARTICLE 2
THE DEBENTURES
2.1 Unlimited Debentures
     The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.
2.2 Form and Terms of Debentures
(a)	The Debentures authorized for issuance hereunder shall be designated as “9.0% Convertible Debentures”.

(b)	The Debentures shall be dated as of the date of the closing of the Offering, or such other date of issuance as provided herein, and will be issuable only in denominations of $100 and integral multiples thereof, except that any Additional Debentures issued pursuant to Section 2.3(b) will be issuable only in denominations of $1 and integral multiples thereof.

(c)	The Debentures shall mature on February 27, 2009, provided that if the Credit Amendments are effective on or prior to 4:30 p.m. (Vancouver time) on February 27, 2009, the date of maturity of the Debentures (the “Maturity Date”) will be automatically extended from February 27, 2009 to February 11, 2014 without any further act or formality on the part of the Company or the Debenture Trustee. The Company will announce by press release the effectiveness of the Credit Amendments and confirmation of the Maturity Date and will provide a copy thereof to the Debenture Trustee in accordance with Section 13.3.

(d)	The principal amount outstanding under the Debentures, plus all accrued and unpaid interest to, but excluding, the Maturity Date, will be payable on the Maturity Date in lawful money of Canada to the Debenture Trustee in accordance with Section 2.11.

(e)	Each Debenture and the certificate of the Debenture Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A”, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the director or officer of the Company executing such Debenture in accordance with Section 2.6 hereof, as conclusively evidenced by his or her execution of a Debenture. Each Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall approve. Notwithstanding the foregoing, the Debentures may be in such other form or forms as may, from time to time, be approved by a resolution of the Directors or as specified in a Certificate of the Company and as the Debenture Trustees shall approve. The Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another. The Debentures shall be issued as Fully Registered Debentures and as one or more Global Debenture(s). No Beneficial Holder will receive definitive certificates representing his, her or its interest in Debentures except as provided in Section 3.2. A Global Debenture may be exchanged for Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global Debentures or a nominee thereof as provided in Section 3.2.

(f)	The Company shall provide the Debenture Trustee with the documents and instruments referred to in Section 2.4 with respect to any Additional Debentures prior to the issuance of such Additional Debentures.

2.3 Interest on the Debentures
(a)	The principal amount of the Debentures outstanding will bear interest from and including the date of issue, both before and after the Maturity Date, calculated and payable with respect to the preceding Interest Period in cash quarterly in arrears on each Interest Payment Date, at the rate of 9% per annum, to, but excluding, the earlier of: (i) the date of conversion of the Debentures, in full, pursuant to Article 6; (ii) the date of redemption of the Debentures, in full, pursuant to Article 4; and (iii) the date the principal amount and all accrued and unpaid interest under the Debentures is repaid in full. The first Interest Payment Date for the Debentures issued on the closing of the Offering will be April 15, 2009.

(b)	Notwithstanding Section 2.3(a), if the Company does not make a Cash Distribution pursuant to the Note Indenture with respect to the prior interest period under the Note Indenture that corresponds to the same Interest Period under the Debentures, the Company may, subject to regulatory approval, elect (the “Election”), in lieu of paying interest in cash, to satisfy the Interest Obligation payable for such Interest Period by issuing to each Debentureholder appearing on the registers maintained by the Debenture Trustee at the close of business on the last Business Day of the applicable Interest Period such principal amount of Additional Debentures equal to the amount of the Interest Obligation (less any tax required by law to be deducted, if any), which amount will be rounded down to the nearest multiple of $1, and delivering to each Debentureholder, in the same manner as contemplated in Section 2.3(e) with respect to the payment of interest, the certificate representing such Additional Debentures. The Company will make an Election by delivering written notice (the “Election Notice”) to the Debenture Trustee at least 21 days prior to the Interest Payment Date. The Election Notice will include a calculation of the amount of the Interest Obligation for such Interest Period and the principal amount of Additional Debentures to be issued and delivered to the Debentureholders in accordance with this Section 2.3.

(c)	The Additional Debentures issued to the holders of the Debentures in accordance with Section 2.3(b) will be subject to the terms of this Indenture.

(d)	No fractional Additional Debentures shall be delivered to the holders of the Debentures by the Company upon an Election to issue and deliver Additional Debentures in satisfaction of the Interest Obligation and the holders of Debentures will not be entitled to receive a cash payment in respect of any fractional interest in Additional Debentures.

(e)	The following provisions shall apply to the payment of interest in cash on the Debentures, except as otherwise specified in a resolution of the Directors, a Certificate of the Company or a supplemental indenture:
(i)	As interest becomes due on the Debentures (except at maturity, on conversion or on redemption, when interest is paid only upon surrender of such Debentures, unless otherwise determined by the Company) the Company, either directly or through the Debenture Trustee or any agent of the Debenture Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Debenture Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Trustee at the close of business on the last Business Day of the applicable Interest Period and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three Business Days prior to each Interest Payment Date and if payment is made by other means (such as electronic transfer of funds), provided the Debenture Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders, such payment shall be made in a manner whereby the holder receives credit for such payment on the Interest Payment Date. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such

Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Company or the Debenture Trustee will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Company may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Trustee with the same effect as though payment had been made in the manner provided above.
(ii)	Notwithstanding Section 2.3(e)(i), if Debentures are represented by a Global Debenture, then all payments of interest on the Global Debenture (less applicable withholding taxes, if any) shall be made by electronic funds transfer or cheque made payable to the Depository or its nominee for subsequent payment to Beneficial Holders of interests in that Global Debenture, unless the Company and the Depository otherwise agree. None of the Company, the Debenture Trustee or any agent of the Debenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.
(f)	The delivery of the Additional Debentures to the Debenture Trustee in accordance with this Section 2.3 will satisfy and discharge the liability of the Company for any Interest Obligation payable for such Interest Period that is related to the delivery of such Additional Debentures.
2.4 Certification and Delivery of Additional Debentures
     If the Company issues any Additional Debentures pursuant to Section 2.3 or Section 3.10, the Company will deliver such Additional Debentures by delivering to the Debenture Trustee the documents referred to below in this Section 2.4 whereupon the Debenture Trustee shall certify such Additional Debentures and cause the same to be delivered in accordance with the Written Direction of the Company referred to below or pursuant to such procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Company. Except for the issue date, the terms of the Additional Debentures shall be the same as the terms of the Debentures issued under this Indenture upon the closing of the Offering, unless otherwise provided in a Written Direction of the Company. In certifying such Additional Debentures, the Debenture Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:
(a)	a Certificate of the Company by or pursuant to which the form and terms of such Additional Debentures were established;

(b)	a Written Direction of the Company requesting certification and delivery of such Additional Debentures and setting forth delivery instructions;

(c)	an opinion of Counsel, in form and substance satisfactory to the Debenture Trustee, acting reasonably, to the effect that all requirements imposed by this Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d)	a Certificate of the Company certifying that the Company is not in default under this Indenture, that the terms and conditions for the certification and delivery of the Additional Debentures have been complied with, subject to the delivery of any documents or instruments specified in such Certificate of the Company, and that no Event of Default exists or will exist upon such certification and delivery.

2.5 Issue of Global Debentures
(a)	The Company may specify that the Debentures are to be issued in whole or in part as one or more Global Debenture(s) registered in the name of a Depository, or its nominee, designated by the Company in the Written Direction of the Company delivered to the Debenture Trustee at the time of issue of such Debentures, and in such event the Company shall execute and the Debenture Trustee shall certify and deliver one or more Global Debenture(s) that shall:
(i)	represent an aggregate amount equal to the principal amount of the outstanding Debentures to be represented by one or more Global Debenture(s);

(ii)	be delivered by the Debenture Trustee to such Depository or pursuant to such Depository’s instructions; and

(iii)	bear a legend substantially to the following effect:

“This Debenture is a Global Debenture within the meaning of the Trust Indenture dated as of February 11, 2009 between TimberWest Forest Corp. and Valiant Trust Company (the “Indenture”) and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.”
(b)	Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.
2.6 Execution of Debentures
     All Debentures shall be signed (either manually or by facsimile signature) by any one authorized director or officer of the Company, holding office at the time of signing. A facsimile signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Debenture as a director or officer of the Company may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Company and entitled to the benefits of this Indenture.
2.7 Certification
     No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Debenture Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Company and the holder is entitled to the benefits hereof.
     The certificate of the Debenture Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Debenture Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Debenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Debenture Trustee signed on the Debentures or interim Debentures shall, however, be a representation and warranty by the Debenture Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Debenture Trustee pursuant to the provisions of this Indenture.

2.8 Interim Debentures or Certificates
     Pending the delivery of definitive Debentures to the Debenture Trustee, the Company may issue and the Debenture Trustee may certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures when the same are ready for delivery; or the Company may issue and the Debenture Trustee may certify a temporary Debenture for the whole principal amount of Debentures then authorized to be issued hereunder and the Company may deliver the same to the Debenture Trustee and thereupon the Debenture Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Company and the Debenture Trustee may approve entitling the holders thereof to definitive Debentures when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Company shall have delivered the definitive Debentures to the Debenture Trustee, the Debenture Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Company or the Debenture Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.
2.9 Mutilation, Loss, Theft or Destruction
     In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed and in the absence of notice that such Debenture has been acquired by a bona fide purchaser, the Company, in its discretion, may issue, and thereupon the Debenture Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Debenture Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. The new or substituted Debenture may have endorsed upon it the fact that it is in replacement of a previous Debenture. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Company and to the Debenture Trustee such evidence of the loss, theft or destruction of the Debenture and such other documents as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.
2.10 Debentures to Rank Pari Passu
     Each Debenture will rank pari passu with each other Debenture (regardless of their actual date of issue) and, subject to statutory preferred exceptions, with all other present and future unsecured indebtedness of the Company except as expressly provided for herein, including, without limitation, Article 5, or except for sinking fund provisions (if any) applicable to the Debentures or other similar types of obligations of the Company.
2.11 Payments of Amounts Due on Maturity
     Except as may otherwise be provided in this Indenture, payments of amounts due upon maturity of the Debentures will be made in the manner described in this Section 2.11. The Company will establish and maintain with the Debenture Trustee a Maturity Account for the Debentures. The Maturity Account shall be maintained by and be subject to the control of the Debenture Trustee for the purposes of this Indenture. On or before 11:00 a.m. (Vancouver time) on the Business Day immediately prior to the Maturity Date for the Debentures outstanding from time to time under this Indenture, the Company shall have transferred funds by electronic transfer of funds (provided the Debenture Trustee must have received confirmation of receipt of such funds on or before such time) for deposit in the Maturity Account in an amount sufficient to pay the principal cash amount payable in respect of such Debentures, together with any accrued and unpaid interest thereon (less any tax required by law to be deducted), provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque or a banker’s draft for such amounts required under this Section 2.11. The Debenture Trustee, on behalf of the Company, will pay to each holder entitled to receive payment the principal amount of and accrued and unpaid interest on the Debentures (less applicable withholding taxes, if any), upon surrender of the Debentures at any branch of the Debenture Trustee designated for such purpose from time to time by the Company and the Debenture Trustee. The delivery of such funds to the Debenture Trustee for deposit to the Maturity Account will satisfy and discharge the liability of the Company for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which such holder is entitled.
ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP
3.1	Fully Registered Debentures
(a)	With respect to Debentures issuable as Fully Registered Debentures, the Company shall cause to be kept by and at the principal offices of the Debenture Trustee in Vancouver and Calgary a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures. Such registration shall be noted on the Debentures by the Debenture Trustee unless a new Debenture shall be issued upon such transfer.

(b)	No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Debenture Trustee upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Debenture Trustee and upon compliance with such other reasonable requirements as the Debenture Trustee may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Debenture Trustee.
3.2	Global Debentures
(a)	With respect to Debentures issuable in whole or in part as one or more Global Debenture(s), the Company shall cause to be kept by and at the principal offices of the Debenture Trustee in Vancouver and Calgary a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures are at any time not Global Debentures, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Debentures.

(b)	Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders of Debentures except in the following circumstances or as otherwise specified in a resolution of the Directors, Certificate of the Company or supplemental indenture:
(i)	Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)	Global Debentures may be transferred at any time after the Depository for such Global Debentures (i) has notified the Debenture Trustee, or the Company has notified the Debenture Trustee, that it is unwilling or unable to continue as Depository for such Global Debentures, or (ii) ceases to be eligible to be a Depository under Section 2.5(b), provided in each case that at the time of such transfer the Company has not appointed a successor Depository for such Global Debentures;

(iii)	Global Debentures may be transferred at any time after the Company has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Debenture Trustee in writing;

(iv)	Global Debentures may be transferred at any time after the Debenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures issued as a Global Debenture, provided that Beneficial Holders of the Debentures representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for the Debentures is no longer in their best interest and also provided that at the time of such transfer the Debenture Trustee has not waived the Event of Default pursuant to Section 8.3;

(v)	Global Debentures may be transferred if required by applicable law; or

(vi)	Global Debentures may be transferred if the book-entry only registration system ceases to exist.
(c)	With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to subsection 3.2(b):
(i)	the Company and the Debenture Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such Debentures and the authorized representative of the Beneficial Holders;

(ii)	the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)	the Depository will make book entry transfers among the Depository Participants; and

(iv)	whenever this Trust Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Debenture Trustee.
(d)	Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Debenture Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b) with respect to the Debentures issued hereunder, the Debenture Trustee shall notify all applicable Beneficial Holders, through the Depository of the availability of definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Debenture Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.
3.3	Transferee Entitled to Registration
     The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Debenture Trustee or other registrar and upon compliance with all other conditions in that behalf required by this

Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Debenture, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.
3.4 No Notice of Trusts
     Neither the Company nor the Debenture Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.
3.5 Registers Open for Inspection
     The registers referred to in Sections 3.1 and 3.2 shall at all reasonable times be open for inspection by the Company, the Debenture Trustee or any Debentureholder. The Debenture Trustee shall from time to time when requested so to do by the Company, in writing, furnish the Company with a list of names and addresses of holders of registered Debentures entered on the register kept by the Debenture Trustee and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Debenture Trustee shall be entitled to charge a reasonable fee to provide such a list.
3.6 Exchanges of Debentures
(a)	Subject to Section 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)	In respect of exchanges of Debentures permitted by Section 3.6(a), Debentures may be exchanged only at the principal offices of the Debenture Trustee in Vancouver and Calgary or at such other place or places, if any, as may be specified in the Debentures and at such other place or places as may from time to time be designated by the Company with the approval of the Debenture Trustee. Any Debentures tendered for exchange shall be surrendered to the Debenture Trustee. The Company shall execute and the Debenture Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(c)	Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.
3.7	Closing of Registers
(a)	Neither the Company nor the Debenture Trustee nor any registrar shall be required to make transfers or exchanges or effect any conversions of any Debentures on the day of any selection by the Company of Debentures to be redeemed.

(b)	Subject to any restriction herein provided, the Company with the approval of the Debenture Trustee may at any time close any register for the Debentures, other than those kept at the principal offices of the Debenture Trustee in Vancouver and Calgary, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.8 Charges for Registration, Transfer and Exchange
     For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Trustee, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon by the Debenture Trustee and the Company from time to time), and payment of such charges and reimbursement of the Debenture Trustee for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:
(a)	for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures;

(b)	for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.8 for a definitive Debenture;

(c)	for any exchange of a Global Debenture as contemplated in Section 3.2;

(d)	for any exchange of any Debenture resulting from a partial redemption under Section 4.2;

(e)	for any exchange of any Debenture resulting from a partial conversion under Section 6.4(c); or

(f)	for any exchange of any Debenture resulting from a partial purchase under Section 4.9.
3.9 Ownership of Debentures
(a)	Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(b)	Neither the Company nor the Debenture Trustee shall have any liability for:
(i)	any aspect of the records relating to the beneficial ownership of the Debentures held by a Depository or of the payments relating thereto; or

(ii)	maintaining, supervising or reviewing any records relating to such Debentures.
The rules governing Depositories provide that they act as the agent and depository for Depository Participants. As a result, such Depository Participants must look solely to the Depository and Beneficial Holders of Debentures must look solely to the Depository Participants for the payment of principal and interest on the Debentures paid by or on behalf of the Company to the Depository.
(c)	Beneficial Holders of Debentures:
(i)	may not have Debentures registered in their name;

(ii)	may not have physical certificates representing their interest in the Debentures;

(iii)	may not be able to sell the Debentures to institutions required by law to hold certificates for securities they own; and

(iv)	may be unable to pledge Debentures as security.

(d)	The registered holder from time to time of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Company and/or the Debenture Trustee for the same and neither the Company nor the Debenture Trustee shall be bound to inquire into the title of any such registered holder.

(e)	Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge to the Debenture Trustee, any registrar and to the Company.

(f)	In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Debenture Trustee and any registrar and to the Company.
3.10 Exchange of Private Debentures for Debentures
     The Company may issue Additional Debentures to the holders of the Private Debentures upon the exercise by the holders of the Private Debentures of the right to exchange all or part of the outstanding principal amount of the Private Debentures for the same aggregate principal amount of Additional Debentures so exchanged in accordance with the terms of the Investors’ Rights Agreement. The Additional Debentures issued to the former holders of the Private Debentures exchanged for Debentures in accordance with the terms of the Investors’ Rights Agreement and this Section 3.10 will be subject to the terms of this Indenture.
ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES
4.1 Redemption
     The Debentures will be redeemable at the option of the Company in accordance with the terms of this Article 4, provided that the Debentures may not be redeemed by the Company in whole or in part prior to February 11, 2012, except upon the occurrence of a Change of Control and in accordance with Section 4.9. On and after February 11, 2012, the outstanding principal amount of the Debentures may be redeemed at the option of the Company, in whole or in part, plus all accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date, on at least 30 days prior written notice if:
(a)	the Weighted Average Trading Price per Stapled Unit for the 30 consecutive trading days ending on a date that is no more than 10 Business Days prior to the date of the Redemption Notice is greater than 200% of the Conversion Price; and

(b)	no Event of Default has occurred and is continuing.
4.2 Partial Redemption
     If less than all the Debentures from time to time outstanding are at any time to be redeemed, the Debentures to be so redeemed shall be selected by the Debenture Trustee on a pro rata basis to the nearest multiple of $100 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Debenture Trustee deems equitable as may be required from time to time. For this purpose, the Debenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption in part and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the principal amount of such Debentures being redeemed, together with interest accrued and unpaid to but excluding the Redemption Date on such principal amount, the Company shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.
4.3 Notice of Redemption
     The notice of redemption (the “Redemption Notice”) for the Debentures, substantially in the form of Schedule “B”, shall be delivered to the Debenture Trustee and to the holders of the Debentures so to be redeemed, in the manner provided in Section 13.2, no more than 10 Business Days following satisfaction of the conditions in Section 4.1 and will specify the aggregate principal amount of Debentures called for redemption, plus all accrued and unpaid interest on such principal amount, the date fixed for redemption (the “Redemption Date”), which date will not be more than 60 days and not less than 30 days after delivery of the Redemption Notice, and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to accrue and be payable from and after the Redemption Date. The Redemption Notice will also include a calculation confirming that the condition in Section 4.1(a) is satisfied and a Certificate of the Company confirming that no Event of Default has occurred and is continuing. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:
(a)	the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)	in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Debenture Trustee and the Company; and

(d)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.
In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required. Once the conditions in Section 4.1 have been satisfied and the Company has given the Redemption Notice pursuant to this Section 4.3, the condition in Section 4.1(a) will be deemed to be satisfied until all of the principal amount of the Debentures, plus any accrued and unpaid interest, subject to the Redemption Notice is converted or redeemed in accordance with the terms of this Indenture and the Debentures.
4.4 Debentures Due on Redemption Dates
     Notice having been given as aforesaid, the principal amount of all the Debentures so called for redemption shall thereupon be and become due and payable, together with accrued interest to but excluding the Redemption Date on such principal amount, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

4.5 Deposit of Redemption Monies
     Redemption of Debentures shall be provided for by the Company depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 a.m. (Vancouver time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money as may be sufficient to pay the principal amount of the Debentures so called for redemption, plus accrued and unpaid interest thereon to but excluding such Redemption Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque or a banker’s draft for such amounts required under this Section 4.5 or by providing the Debenture Trustee with such funds through electronic transfer of funds on the Business Day immediately prior to the Redemption Date. The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited the Debenture Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal and interest (if any) to which they are respectively entitled on redemption, less applicable withholding taxes, if any.
4.6 Failure to Surrender Debentures Called for Redemption
     In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date to surrender such holder’s Debenture, or shall not within such time accept payment of the redemption monies payable or give such receipt therefor, if any, as the Debenture Trustee may require, such redemption monies may be set aside in trust, without interest, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited upon surrender and delivery up of such holder’s Debenture. In the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of principal or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of three years from the Redemption Date, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Company on its demand, and thereupon the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Company shall have no rights in respect thereof except to obtain payment of the money due from the Company, subject to any limitation period provided by the laws of British Columbia. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of three years after the Redemption Date to the Company upon receipt from the Company, or one of its subsidiaries, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Company prior to the expiry of three years after the Redemption Date, the Company shall deliver to the Debenture Trustee any amounts required to be paid by the Debenture Trustee to a holder of a Debenture pursuant to the redemption after the date of such payment of the remaining funds to the Company but prior to three years after the redemption.
4.7 Cancellation of Debentures Redeemed
     Subject to the provisions of Sections 4.2 and 4.8 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 shall forthwith be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.
4.8 Purchase of Debentures by the Company
     The Company may, if it is not at the time in default hereunder, at any time and from time to time, purchase Debentures by tender or by contract, at any price. All Debentures so purchased may, at the option of the Company, be delivered to the Debenture Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.
     If, upon an invitation for tenders, more Debentures than the Company is prepared to accept are tendered at the same lowest price, the Debentures to be purchased by the Company shall be selected by the Debenture Trustee on a pro rata basis or in such other manner (which may include selection by lot, random selection by computer or any other method) which the Debenture Trustee considers appropriate, from the Debentures tendered by each tendering

Debentureholder who tendered at such lowest price. For this purpose the Debenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Debenture Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so purchased.
4.9 Change of Control
     Upon the occurrence of a Change of Control, and subject to the provisions and conditions of this Section 4.9, the Company shall be obligated to offer to purchase the Debentures. The obligation to offer to purchase the Debentures shall not prejudice the rights of the Debentureholders to convert Debentures in accordance with and subject to Section 3.7 and Article 6. The terms and conditions of the obligation of the Company to offer to purchase the Debentures are set forth below:
(i)	Within 30 days following the Change of Control Effective Date, the Company shall deliver to the Debenture Trustee, and the Debenture Trustee shall promptly deliver to the holders of the Debentures, a notice stating that there has been a Change of Control and specifying the circumstances surrounding such event (a “Change of Control Notice”) together with an offer in writing (the “Offer”) to purchase all then outstanding Debentures made in accordance with the requirements of Applicable Securities Legislation at a price equal to 110% of the principal amount thereof plus accrued and unpaid interest, if any, on such Debentures up to, but excluding, the date of acquisition by the Company of such Debentures (collectively, the “Total Offer Price”) which Offer shall, unless otherwise provided under Applicable Securities Legislation, be open for acceptance thereof for a period of not less than 30 days and not more than 60 days and shall provide for payment to all Debentureholders who accept the Offer not later than the 60th day after the making of the Offer. To accept the Offer, a Debentureholder must deliver to the Debenture Trustee written notice of such acceptance, together with the Debentures tendered for purchase pursuant to the Offer, or accept the Offer in such manner as is specified in the Offer. Such Offer shall be irrevocable.

(ii)	If 90% or more in aggregate principal amount of Debentures outstanding on the date of the Change of Control Notice and the Offer have been tendered for purchase pursuant to the Offer on the expiration thereof, the Company has the right and obligation upon written notice provided to the Debenture Trustee within 10 days following the expiration of the Offer, to redeem and shall redeem all the Debentures remaining outstanding on the expiration of the Offer at the Total Offer Price (the “90% Redemption Right”).

(iii)	Upon receipt of notice that the Company has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Debentures, the Debenture Trustee shall promptly provide written notice to each Debentureholder that did not previously accept the Offer that:
(A)	the Company has exercised the 90% Redemption Right and is purchasing all outstanding Debentures effective on the expiry of the Offer at the Total Offer Price, and shall include a calculation of the amount payable to such holder as payment of the Total Offer Price;

(B)	each such holder must transfer his, her or its Debentures to the Debenture Trustee on the same terms as those holders that accepted the Offer and must send his, her or its respective Debentures, duly endorsed for transfer, to the Debenture Trustee within 10 days after the sending of such notice; and

(C)	the rights of such holder under the terms of the Debentures and this Indenture cease to be effective as of the date of expiry of the Offer provided the Company has, on or before the time of notifying the Debenture Trustee of the exercise of the 90% Redemption Right, paid the Total Offer Price to, or to the order of, the Debenture Trustee and thereafter the

Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive such holder’s Total Offer Price upon surrender and delivery of such holder’s Debentures in accordance with the Indenture.
(iv)	The Company shall, on or before 11:00 a.m. (Vancouver time), on the Business Day immediately prior to the expiry of the Offer, deposit with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, such sums of money as may be sufficient to pay the Total Offer Price of the Debentures to be purchased or redeemed by the Company on the expiry of the Offer, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee through electronic transfer of funds (provided that the Debenture Trustee must have received confirmation of receipt of such funds on or before such time) or, where permitted by the Debenture Trustee, with a certified cheque or bankers’ draft or, where permitted by a Debenture Trustee, a cheque post-dated to the date of expiry of the Offer, for such amounts required under this Section 4.9(iv). The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such purchase and/or redemption, as the case may be. Every such deposit shall be irrevocable. From the sums so deposited, the Debenture Trustee shall pay or cause to be paid to the holders of such Debentures, less applicable withholding taxes, the Total Offer Price to which they are entitled on the Company’s purchase or redemption.

(v)	In the event that one or more of such Debentures being purchased in accordance with this Section 4.9 becomes subject to purchase in part only, upon surrender of such Debentures for payment of the Total Offer Price, the Company shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Debentures for the portion of the principal amount of the Debentures not purchased.

(vi)	Debentures for which holders have accepted the Offer and Debentures which the Company has elected to redeem in accordance with this Section 4.9 shall become due and payable at the Total Offer Price on the date of expiry of the Offer, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such date of expiry of the Offer, if the money necessary to purchase or redeem the Debentures shall have been deposited as provided in this Section 4.9 and affidavits or other proofs satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

(vii)	In case the holder of any Debenture to be purchased or redeemed in accordance with this Section 4.9 shall fail on or before the date of expiry of the Offer to so surrender such holder’s Debenture or shall not within such time accept payment of the monies payable, or give such receipt therefor, if any, as the Debenture Trustee may require, such monies may be set aside in trust, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited, upon surrender and delivery up of such holder’s Debenture.

(viii)	Subject to the provisions above related to Debentures purchased in part, all Debentures redeemed and paid under this Section 4.9 shall forthwith be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.
ARTICLE 5
SUBORDINATION OF DEBENTURES
5.1 Subordination to Senior Indebtedness
     The indebtedness, liabilities and obligations of the Company hereunder or under the Debentures (collectively, the “Debenture Liabilities”), whether on account of principal, interest or otherwise, but excluding the issuance of

Stapled Units or other securities upon any conversion pursuant to Article 6, shall be expressly subordinated and postponed:
(i)	to Senior Indebtedness, to the extent and in the manner set forth in the Intercreditor Agreement or any Intercreditor Arrangement; and

(ii)	to Secured Indebtedness, to the extent and in the manner set forth in this Article 5.
The Debenture Trustee, on behalf of the Debentureholders, will enter into the Intercreditor Agreement and, if applicable, any Intercreditor Arrangement and each holder of Debentures by his, her or its acceptance of such Debentures (a) authorizes and directs the Debenture Trustee, on behalf of the Debentureholders, to enter into, and acknowledges, understands and agrees that the Debenture Trustee, on behalf of the Debentureholders, will enter into, the Intercreditor Agreement and such Intercreditor Arrangement without any further act or formality on the part of such Debentureholder and (b) acknowledges and agrees to be bound by the provisions of such Intercreditor Agreement or such Intercreditor Arrangement.
5.2 Subordination and Postponement of Notes
     The parties to this Indenture acknowledge and express that, and the Company hereby designates, the Debenture Liabilities to be “Designated Senior Indebtedness” and “Senior Indebtedness” as each of these terms is defined in the Note Indenture. The Debenture Liabilities rank in right of payment in priority to the indebtedness evidenced by the Notes to the extent and in the manner set forth in the Note Indenture and the Priority Agreement.
5.3 Secured Indebtedness
     The Debenture Liabilities shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 5, to the full and final payment in cash (or as otherwise agreed by the Secured Creditors in respect of the Secured Indebtedness) of all Secured Indebtedness and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 5.
5.4 Order of Payment
     In the event of any dissolution, winding-up, liquidation, bankruptcy, insolvency, receivership, creditor enforcement or realization or other similar proceedings relating to the Company or any of its property (whether voluntary or involuntary, partial or complete) or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company, after the Debenture Trustee and the Company have fully complied with the terms and conditions of the Intercreditor Agreement or any Intercreditor Arrangement, as the case may be:
(a)	all Secured Indebtedness shall first be paid in full in cash (or as otherwise agreed by the Secured Creditors in respect of the Secured Indebtedness), or provision made for such payment in full in cash (or as otherwise agreed by the Secured Creditors in respect of the Secured Indebtedness), before any payment is made on account of Debenture Liabilities;

(b)	any payment or distribution of assets of the Company, whether in cash, property or securities, to which the holders of the Debentures or the Debenture Trustee on behalf of such holders would be entitled except for the provisions of this Article 5, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Secured Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Secured Indebtedness may have been issued, to the extent necessary to pay all Secured Indebtedness in full in cash (or as otherwise agreed by the Secured Creditors in respect of the Secured Indebtedness) after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Secured Indebtedness; and

(c)	the Secured Creditors or a receiver or a receiver-manager of the Company or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Company assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Debenture Trustee or any requirement to account to the Debenture Trustee or the Debentureholders.
The rights and priority of the Secured Indebtedness and the subordination pursuant hereto shall not be affected by:
(i)	the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the security for the Secured Indebtedness;

(ii)	the time or order of the attachment, perfection or crystallization of any security constituted by the security for the Secured Indebtedness;

(iii)	the taking of any collection, enforcement or realization proceedings pursuant to the security for the Secured Indebtedness;

(iv)	the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Secured Creditors, or any of them or the Debentureholders or other trustee or any of them to any money or property of the Company;

(v)	the failure to exercise any power or remedy reserved to the Secured Creditors under the security for the Secured Indebtedness or to insist upon a strict compliance with any terms thereof;

(vi)	whether any security for the Secured Indebtedness is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(vii)	the date of giving or failing to give notice to or making demand upon the Company; or

(viii)	any other matter whatsoever.
5.5 Subrogation to Rights of Holders of Secured Indebtedness
     Subject to the prior payment in full in cash (or as otherwise agreed by the Secured Creditors in respect of the Secured Indebtedness) of all Secured Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Secured Indebtedness to receive payments or distributions of assets of the Company to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Secured Indebtedness, shall, as between the Company, its creditors other than the holders of Secured Indebtedness, and the holders of Debentures, be deemed to be a payment by the Company to the holders of the Secured Indebtedness or on account of the Secured Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Secured Indebtedness, on the other hand.
     The Debenture Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Secured Creditor to pursue or exhaust any rights or remedies with respect to the Company or any property and assets subject to the security for the Secured Indebtedness or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Secured Creditors of any rights, remedies or recourses available to them.

5.6 Obligation to Pay Not Impaired
     Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Debenture Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the Intercreditor Agreement, any Intercreditor Arrangement and the rights, if any, under this Article 5 of the holders of Secured Indebtedness.
5.7 No Payment if Secured Indebtedness in Default
     Upon the maturity of any Secured Indebtedness by acceleration or any other enforcement of any Secured Indebtedness, then, except as provided in Section 5.10 and subject to compliance with the terms and conditions of the Intercreditor Agreement and any Intercreditor Arrangement, all such Secured Indebtedness shall first be paid in full in cash (or as otherwise agreed by the Secured Creditors in respect of the Secured Indebtedness), or shall first have been duly provided for, before any payment is made on account of the Debenture Liabilities or otherwise in respect of the Debentures.
     If, following any dissolution, winding-up, liquidation, bankruptcy, insolvency, receivership, creditor enforcement or realization or other similar proceedings relating to the Company or any of its property (whether voluntary or involuntary, partial or complete), any payment or distribution of assets of the Company or any of its subsidiaries of any kind or character, whether in cash, property or securities, shall be received by the Debenture Trustee or the holders of Debentures before all Secured Indebtedness is paid in full in cash (or as otherwise agreed by the Secured Creditors in respect of the Secured Indebtedness) (other than any payment by issuance of Stapled Units or other securities upon any conversion), such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the holders of such Secured Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of such Secured Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Secured Indebtedness remaining unpaid until all such Secured Indebtedness shall have been paid in full in cash (or as otherwise agreed by the creditors in respect of the Secured Indebtedness) after giving effect to any concurrent payment or distribution to the holders of such Secured Indebtedness in respect thereof, provided, however, that the foregoing shall in no way prohibit, restrict or prevent the Debenture Trustee from taking such actions as may be necessary to preserve claims of the Debenture Trustee and/or the holders of the Debentures under this Indenture in any bankruptcy, reorganization or insolvency proceeding (including, without limitation, the filing of proofs of claim in any such bankruptcy, reorganization or insolvency proceedings by or against the Company or its subsidiaries and exercising its rights to vote as an unsecured creditor under any such bankruptcy, reorganization or insolvency proceedings commenced by or against the Company or its subsidiaries). The fact that any payment hereunder is prohibited by this Section 5.7 shall not prevent the failure to make such payment from being an Event of Default hereunder.
5.8 Payment on Debentures Permitted
     Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except as prohibited by Section 5.7, the Intercreditor Agreement or any Intercreditor Arrangement, any payment of principal of or interest on the Debentures. The fact that any such payment is prohibited by Section 5.7, the Intercreditor Agreement or any Intercreditor Arrangement, shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Section 5.7, the Intercreditor Agreement or any Intercreditor Arrangement, the application by the Debenture Trustee of any monies deposited with the Debenture Trustee hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

5.9 Confirmation of Subordination
     Each holder of Debentures by his acceptance thereof authorizes and directs the Debenture Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Debenture Trustee his attorney-in-fact for any and all such purposes. This power of attorney, being coupled with an interest and rights, shall be irrevocable. Upon request of the Company, and upon being furnished a Certificate of the Company stating that one or more named persons are Secured Creditors and specifying the amount and nature of the Secured Indebtedness of such Secured Creditor, the Debenture Trustee shall enter into a written agreement or agreements with the Company and the person or persons named in such Certificate of the Company providing that such person or persons are entitled to all the rights and benefits of this Article 5 as a Secured Creditor. Such agreement shall be conclusive evidence that the indebtedness specified therein is Secured Indebtedness. However, nothing herein shall impair the rights of any Secured Creditor who has not entered into such an agreement.
5.10 Knowledge of Debenture Trustee
     Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures, the Debenture Trustee will not be charged with knowledge of any Secured Indebtedness or of any default in the payment thereof or any other default or event of default, or of the existence of any other fact that would prohibit the making of any payment of monies to or by the Debenture Trustee, or the taking of any other action by the Debenture Trustee, unless and until the Debenture Trustee has received written notice thereof from the Company, any Debentureholder, any Secured Creditor or a trustee on behalf of any one or more Secured Creditors, and such notice to the Debenture Trustee shall be deemed to be notice to holders of the Debentures.
5.11 Debenture Trustee May Hold Secured Indebtedness
     The Debenture Trustee is entitled to all the rights set forth in this Article 5 with respect to any Secured Indebtedness at the time held by it, to the same extent as any other holder of Secured Indebtedness, and nothing in this Indenture deprives the Debenture Trustee of any of its rights as such holder.
5.12 Rights of Holders of Secured Indebtedness Not Impaired
     No right of any present or future holder of any Secured Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
5.13 Altering the Secured Indebtedness
     The holders of the Secured Indebtedness have the right to extend, renew, revise, restate, modify or amend the terms of the Secured Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Company, all without notice to or consent of the Debentureholders or the Debenture Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Debenture Trustee.
5.14 Additional Indebtedness
     This Indenture does not restrict the Company from incurring additional indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.
5.15 Right of Debentureholder to Convert Not Impaired
     The subordination of the Debentures to the Secured Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

5.16 Invalidated Payments
     In the event that any of the Secured Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Secured Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article shall again be operative until all Secured Indebtedness is repaid in full, provided that such reinstatement shall not give the Secured Creditors any rights or recourses against the Debenture Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.
5.17 Contesting Security
     The Debenture Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the security for the Secured Indebtedness, or the relative priority of the security for the Secured Indebtedness.
5.18 No Set-Off
     Each of the Company and the Debenture Trustee agrees, and each holder of a Debenture, by his acceptance thereof, likewise agrees, that it shall have no rights of set-off or counterclaim with respect to the principal of, premium, if any, and interest on the Debentures at any time when any payment of, or in respect of, such amounts to the Debenture Trustee or the holder of a Debenture is prohibited by this Article 5, the Intercreditor Agreement, any Intercreditor Arrangement or is otherwise required to be paid to the holders of Secured Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of such Secured Indebtedness may have been issued, as their respective interests may appear.
5.19 Amendments to Article 5
     Each of the Company and the Debenture Trustee agrees, and each holder of a Debenture, by his acceptance thereof, likewise agrees, not to make any changes to this Indenture or the Debentures, including this Article 5 or the definition of Secured Indebtedness, which prejudice the rights of the holders of Secured Indebtedness under this Article 5 without the consent of the holders of Secured Indebtedness or their representative or the trustee under any indenture under which any instruments evidencing any of such Secured Indebtedness may have been issued.
5.20 Liability and Actions of Debenture Trustee
     Notwithstanding any other provision of this Indenture, each Debentureholder, by his, her or its acceptance thereof, acknowledges and agrees that the Debenture Trustee shall retain the right not to act and shall not be liable for refusing to act or to take any action under this Indenture if the Debenture Trustee determines, in its sole discretion, that such act or action might cause it to be in non-compliance with or in breach of any of the terms of this Indenture, the Intercreditor Agreement or, if applicable, any Intercreditor Arrangement.
ARTICLE 6
CONVERSION OF DEBENTURES
6.1 Conversion
     Upon and subject to the provisions and conditions of Section 3.7 and this Article 6, each holder of Debentures shall have the right at such holder’s option, provided that the Credit Amendments are completed prior to 4:30 p.m. (Vancouver time) on February 27, 2009, at any time after February 27, 2009 and prior to the earlier of 4:00 p.m. (Vancouver time) on the Maturity Date and 4:00 p.m. (Vancouver time) on the last Business Day immediately preceding the Redemption Date specified by the Company for redemption of the Debentures by notice to the holders of Debentures in accordance with Article 4 (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 in respect of the Debentures), to convert all or any part of the outstanding principal amount of the Debentures, plus all accrued and unpaid interest thereon to, but excluding, the Date of Conversion, into Stapled Units at the Conversion Price in effect on the Date of Conversion. The Conversion Price in effect on the date hereof for each Stapled Unit to be issued upon the conversion of Debentures shall be equal to $3.50, being a conversion rate of approximately 28.57 Stapled Units for each $100 principal amount of Debentures so converted. No adjustment in the number of Stapled Units to be issued upon conversion will be made for distributions on Stapled Units issuable upon conversion or for interest accrued on Debentures surrendered for conversion. The Conversion Price applicable to, and the Stapled Units, securities or other property receivable on, the conversion of the Debentures is subject to adjustment pursuant to the provisions of Section 6.5.
6.2 Notice of Expiry of Conversion Privilege
     Notice of the expiry of the conversion privileges of the Debentures, other than on the Maturity Date, shall be given by or on behalf of the Company, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 13.2.
6.3 Revival of Right to Convert
     If the redemption of any Debentures called for redemption by the Company is not made or the payment of the purchase price of any Debentures which has been tendered in acceptance of any offer by the Company to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debentures or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debentures had not been called for redemption or tendered in acceptance of the Company’s offer, respectively.
6.4 Manner of Exercise of Right to Convert
(a)	The holder of Debentures desiring to convert all or any part of the outstanding principal amount of such Debentures, plus accrued and unpaid interest on such principal amount to but excluding the Date of Conversion, into Stapled Units shall surrender such Debentures to the Debenture Trustee at its principal offices in Vancouver or Calgary together with the conversion form attached hereto as Schedule “C” (the “Conversion Notice”) or any other written notice in a form satisfactory to the Debenture Trustee and, unless the Company notifies the Debentureholder otherwise, Appendix “A” to the Conversion Notice completed in accordance with the provided instructions, both duly executed by the holder or his, her or its executors or administrators or other legal representatives or his, her or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debenture Trustee, exercising his, her or its right to convert such Debentures in accordance with the provisions of this Article; provided that with respect to a Global Debenture, the obligation to surrender Debentures to the Debenture Trustee shall be satisfied if the Debenture Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Debenture Trustee is provided with all other documentation which it may request. Thereupon such Debentureholder or his, her or its nominee(s) or assignee(s), subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Debenture Trustee, shall be entitled to be entered in the books of the Company on the Date of Conversion, provided that the register of Stapled Units is open on that date (or such later date as is specified in Section 6.4(b)), as the holder of the number of Stapled Units into which such Debenture is convertible, net of applicable withholding taxes, if any, in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver to such Debentureholder or, subject as aforesaid, his, her or its nominee(s) or assignee(s), a certificate or certificates representing the securities constituting such Stapled Units and make or cause to be made any payment in respect of fractional Stapled Units as provided in Section 6.8.

(b)	For the purposes of this Article, the Debentures shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which they are so surrendered when the register of the Debenture Trustee is open and in accordance with the provisions of this Article or, in the case of a Global Debenture in respect of which the Debenture Trustee received notice of and all necessary documentation in connection with the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Debenture Trustee at its office specified in Section 6.4(a); provided that if Debentures are surrendered for conversion on a day on which the register of Stapled Units is closed, the Person or Persons entitled to receive Stapled Units shall become the holder or holders of record of such Stapled Units as at the date on which such registers are next reopened.
(c)	The holder of any Debentures of which only a part is converted shall, upon the exercise of his, her or its right of conversion, surrender such Debentures to the Debenture Trustee, and the Debenture Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee shall make notations on the Global Debentures of the principal amount thereof so converted.

(d)	The Stapled Units issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of Unitholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Stapled Units pursuant to Section 6.4(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Stapled Units.

(e)	In order to convert part or all of the outstanding principal amount of Debentures, plus accrued and unpaid interest thereon, into Stapled Units, the Debentureholder must, unless the Company notifies the Debentureholder otherwise, provide to the Company, with the conversion form or notice specified in Section 6.4(a), Appendix “A” to the Conversion Notice completed in accordance with the provided instructions to permit the Company to complete the Election Form and execute and file the Election Form with the CRA so that a joint election of the Debentureholder and the Company can be made under the provisions of Section 85 of the Tax Act in respect of the conversion. The Company is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Company) the true and lawful attorney-in-fact of the Debentureholder converting such principal amount of Debentures and such accrued and unpaid interest with authority on behalf of the Debentureholder (i) to complete the Election Form as required under Section 85 of the Tax Act in such manner as to deem the proceeds of disposition of the principal amount of the Debentures and all accrued and unpaid interest on such principal amount for the purposes of the Tax Act on the conversion to be equal to the fair market value of the principal amount of the Debentures and accrued and unpaid interest so converted at the time of the conversion, as determined by the Company and (ii) to execute and file such Election Form with the CRA. The Company will deliver a copy of the signed Election Form to the Debentureholder, in the manner provided in Section 13.2, after the Election Form has been filed with the CRA.
6.5 Adjustment of Conversion Price
     The Conversion Price will be subject to adjustment from time to time in the events and in the manner provided as follows:
(a)	If, prior to the Time of Expiry, the Company:
(i)	issues any of its securities, other than rights, options or warrants, to all or substantially all holders of the Stapled Units by way of a stock dividend or interest or distributions;

(ii)	subdivides its outstanding Stapled Units into a greater number of Stapled Units; or

(iii)	combines or consolidates its outstanding Stapled Units into a smaller number of Stapled Units,
(any of such events being herein called a “Stapled Unit Reorganization”), then the Conversion Price will be adjusted effective immediately after the effective date of the Stapled Unit Reorganization referred to in (ii) or (iii) above or after the record date at which holders of Stapled Units are determined for the purposes of the Stapled Unit Reorganization referred to in (i) above, as the case may be, to a price which is the product of (1) the Conversion Price immediately prior to the Stapled Unit Reorganization referred to in (ii) or (iii) above or the Conversion Price in effect on the record date for the purposes of the Stapled Unit Reorganization referred to in (i) above, and (2) a fraction
(A)	the numerator of which is the number of Stapled Units outstanding immediately prior to giving effect to such Stapled Unit Reorganization; and

(B)	the denominator of which is the number of Stapled Units outstanding after giving effect to the Stapled Unit Reorganization.
(b)	If, prior to the Time of Expiry, the Company sets a record date for the issuance of rights, options or warrants to all or substantially all holders of Stapled Units, entitling them, for a period expiring not more than 45 days after the record date, to subscribe for or purchase Stapled Units or Convertible Securities (the “Offered Securities”) at a price per Offered Security (or having a conversion price per such security) less than the Minimum Exercise Price as at the record date (the issuance of any such rights, options or warrants being a “Rights Offering”), then the Conversion Price will be adjusted effective immediately after the record date so that it will equal the price determined by multiplying the Conversion Price in effect on the record date by a fraction:
(A)	the numerator of which will be the number of Offered Securities outstanding on the record date plus a number of Offered Securities equal to the number arrived at by dividing the aggregate price of the total number of additional Offered Securities offered for subscription or purchase (or the aggregate conversion price of the Convertible Securities so offered) by the Current Market Price on the record date; and

(B)	the denominator of which will be the number of Offered Securities outstanding on the record date plus the total number of additional Offered Securities offered by subscription or purchase (or into which the Convertible Securities so offered are convertible).
To the extent that any such rights, options or warrants are not so issued or are not exercised prior to the expiration thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect if the record date had not been fixed or the Conversion Price which would then be in effect based upon the number of Offered Securities actually issued upon the exercise of such rights, options and warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.
(c)	If, prior to the Time of Expiry, the Company issues or distributes to all or substantially all holders of Stapled Units, (i) securities of any kind other than Offered Securities, or (ii) rights, options or warrants (other than pursuant to a stock option plan or share purchase plan or other employment incentive and other than rights, options or warrants exercisable not more than 45 days from the date of issue to purchase Offered Securities at a price per security equal to or greater than the Minimum Exercise Price or to purchase Convertible Securities having a conversion price per Offered Security equal to or greater than the Minimum Exercise Price), or (iii) evidences of indebtedness, or (iv) any other assets (excluding cash dividends or cash distributions) (in each case, the “Distributed Property”) and, in any of those cases, the issuance or distribution does not constitute a Stapled Unit Reorganization or is not a distribution to which Section 6.5(b) applies (any of such events being herein called a “Special Distribution”), then the Conversion Price will be adjusted effective immediately after the record date so that it will equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction:
(A)	the numerator of which will be the number of Stapled Units outstanding on the record date multiplied by the Current Market Price on the record date, less the Fair Market Value of the Distributed Property; and

(B)	the denominator of which will be the number of Stapled Units outstanding on the record date multiplied by such Current Market Price.
To the extent that the Special Distribution is not so made or to the extent that any securities comprising the Distributed Property so distributed are not exercised, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based upon such Distributed Property actually distributed or based upon the number of securities comprising the Distributed Property actually delivered upon the exercise of such securities, but subject to any other adjustment required hereunder by reason of any event arising after the record date.
(d)	If, prior to the Time of Expiry, there is a reorganization of the Company not otherwise provided for in Section 6.5(a) or a consolidation or merger or amalgamation of the Company with or into another body corporate or an arrangement or similar transaction of or relating to the Company (any such event being herein called a “Capital Reorganization”), then the Debentureholder will be entitled to receive and will accept, upon the exercise of such right of conversion of any remaining principal amount of and accrued and unpaid interest on the Debentures at any time after the effective date of such Capital Reorganization, in lieu of the number of Stapled Units to which the Debentureholder was previously entitled upon that conversion, the aggregate number of shares or other securities or property (including cash) of the Company, or of such continuing or successor corporation or of any other Person under the Capital Reorganization, that the Debentureholder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Debentureholder had been the holder of the number of Stapled Units to which immediately before such transaction the Debentureholder was entitled upon conversion of the remaining principal amount of and accrued and unpaid interest on the Debentures. No such Capital Reorganization will be carried into effect unless all necessary steps will have been taken so that the Debentureholder will thereafter be entitled to receive such number of securities or property (including cash) of the Company, or of such continuing or successor corporation or of any other Person under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 6.5 and Section 6.6.

(e)	If, prior to the Time of Expiry, the Company pays any cash dividend or cash distribution to all holders of the Stapled Units in excess of the rate of interest payable on the Notes in accordance with their terms, then the Conversion Price in effect at the time of such payment will be reduced, but not below zero, by the amount per Stapled Unit of such excess.
6.6 Conversion Rights Adjustment Rules
     The following rules and procedures are applicable to adjustments made pursuant to Section 6.5:
(a)	any Stapled Units owned by or held for the account of the Company, if any, will be deemed not to be outstanding for the purpose of any computation pursuant to Section 6.5;

(b)	the adjustments and readjustments provided for in Section 6.5 are cumulative and, subject to Section 6.6(c), apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events which require adjustment of the Conversion Price or the number or kind of securities issuable hereunder;

(c)	no adjustment in the Conversion Price will be required unless such adjustment would result in a change of at least 1% in the Conversion Price then in effect, provided however, that any adjustments which, except for the provisions of this Section 6.6(c) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(d)	no adjustment in the Conversion Price will be made in respect of any event described in Section 6.5 if the Debentureholders are entitled to participate in such event on the same terms, mutatis mutandis, as if the Debentureholders had converted the entire principal amount of the Debentures immediately prior to the effective date or record date of such event;
(e)	no adjustment in the Conversion Price will be made pursuant to Section 6.5 in respect of the issue of Stapled Units pursuant to:
(i)	the Debentures or Convertible Securities existing as of the issue date of the Debentures, including the Private Debentures; or

(ii)	any stock option or purchase plan for officers, employees or directors of the Company outstanding or in existence as at the date hereof;
(f)	if a dispute arises with respect to adjustments of the Conversion Price, such dispute will be conclusively determined by the Company’s Auditors or if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the board of directors of the Company and acceptable to the Debenture Trustee, acting reasonably, and any such determination will be binding upon the Debenture Trustee, the Debentureholders, the Company and all transfer agents and all securityholders of the Company; and

(g)	if the Company sets a record date to determine holders of Stapled Units for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter legally abandons its plans to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Conversion Price will be required by reason of the setting of such record date.
6.7 Postponement of Issuance of Stapled Units
     In any case where the application of Section 6.5 results in a decrease of the Conversion Price taking effect immediately after the record date for a specific event, if any portion of the Debentures is converted after that record date and prior to completion of the event, the Company may postpone the issuance to the Debentureholder of the Stapled Units to which the Debentureholder is entitled by reason of the decrease of the Conversion Price, but such Stapled Units will be so issued and delivered to the Debentureholder upon completion of that event with the number of such Stapled Units calculated on the basis of the Conversion Price on the exercise date adjusted for completion of that event. The Company will deliver to the Debentureholder an appropriate instrument evidencing the Debentureholder’s right to receive such Stapled Units.
6.8 No Requirement to Issue Fractional Stapled Units
     The Company shall not be required to issue fractional Stapled Units upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Stapled Units issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures, plus the aggregate amount of accrued and unpaid interest on such aggregate principal amount, to be converted. If any fractional interest in a Stapled Unit would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures and accrued and unpaid interest on the Debentures, the Company shall, in lieu of delivering any certificate representing such fractional interest, satisfy such fractional interest by making a cash payment to the holder of such Debenture in an amount equal (computed to the nearest whole cent, and one-half of a cent being rounded up) to the principal amount of the Debenture and accrued and unpaid interest remaining outstanding after so much of the principal amount and accrued and unpaid interest converted pursuant to this Article as may be converted into a whole number of Stapled Units has been so converted, less applicable withholding taxes, if any.
6.9 Company to Reserve Securities
     The Company covenants with the Debenture Trustee that it will at all times reserve and keep available out of its authorized Stapled Units, Common Shares, Preferred Shares and Receipts and solely for the purpose of issue upon conversion of Debentures into Stapled Units as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Stapled Units, Common Shares, Preferred Shares and Receipts as shall then be issuable upon the conversion of all outstanding principal amount of Debentures and all accrued and unpaid interest on such principal amount. The Company covenants with the Debenture Trustee that all Stapled Units, including the component securities thereof, which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.
6.10 Cancellation of Converted Debentures
     Subject to the provisions of Section 6.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Debenture Trustee and no Debenture shall be issued in substitution therefor.
6.11 Certificate as to Adjustment
     The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.5, deliver a Certificate of the Company to the Debenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of chartered accountants appointed by the Company and acceptable to the Debenture Trustee (who may be the Company’s Auditors) and shall be conclusive and binding on all parties in interest. When so approved, the Company shall forthwith give notice to the Debentureholders in the manner provided in Section 13.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.
6.12 Notice of Special Matters
     The Company covenants with the Debenture Trustee that so long as any Debenture remains outstanding, it will give notice to the Debenture Trustee, and to the Debentureholders in the manner provided in Section 13.2, of its intention to fix a record date for any event referred to in Section 6.5 which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date.
6.13 Protection of Debenture Trustee
     Subject to Section 14.3, the Debenture Trustee:
(a)	shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	shall not be accountable with respect to the validity or value (or the kind or amount) of any Stapled Units or of any Stapled Units, shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c)	shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Stapled Units or certificates for the securities constituting the Stapled Units upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

6.14 Legend on Stapled Units
     Each of the certificates representing the securities constituting the Stapled Units issued upon conversion of Debentures pursuant to this Article 6, as well as all certificates issued in exchange for or in substitution of the foregoing securities, may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the Company, as conclusively evidenced by the issue of such certificates.
ARTICLE 7
COVENANTS OF THE COMPANY
     The Company hereby covenants and agrees with the Debenture Trustee for the benefit of the Debenture Trustee and the Debentureholders, that so long as any Debentures remain outstanding:
7.1 To Pay Principal, Premium (if any) and Interest
     The Company will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.
7.2 To Pay Debenture Trustee’s Remuneration
     The Company will pay the Debenture Trustee reasonable remuneration for its services as Debenture Trustee hereunder and will pay or reimburse the Debenture Trustee on demand all monies which shall have been paid by the Debenture Trustee in connection with the execution of the trusts hereby created (including the reasonable compensation and reasonable disbursements of its legal counsel and all other advisers and assistants not regularly in its employ) and such monies including the Debenture Trustee’s remuneration shall be payable out of any funds coming into the possession of the Debenture Trustee in priority to any of the Debentures or interest thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction. Any amount due under this Section 7.2 and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at a rate per annum equal to the then current rate charged by the Debenture Trustee from time to time and shall be payable on demand.
7.3 To Give Notice of Default
     The Company shall notify the Debenture Trustee immediately upon obtaining knowledge of any default or Event of Default hereunder.
7.4 Conduct of Business and Preservation of Existence
     Subject to the express provisions hereof, the Company will operate and conduct its business and cause the Material Subsidiaries to carry on and conduct their businesses in a proper, efficient and business-like manner and in accordance with good business practices; and subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Material Subsidiaries’ respective existences and rights; provided, however, that the Company shall not be required to preserve and keep in full force and effect any Material Subsidiary’s existence and rights if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Material Subsidiaries, taken as a whole, and the loss thereof is not disadvantageous in any material respect to the Debentureholders.

7.5 Keeping of Books
     The Company will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles.
7.6 No Distributions on Stapled Units if Event of Default
     The Company shall not declare or make any distribution to the holders of its issued and outstanding Stapled Units after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.
7.7 Performance of Covenants by Company
     The Company shall duly observe and perform each and every of its covenants and agreements contained in this Indenture.
7.8 Performance of Covenants by Debenture Trustee
     If the Company shall fail to observe or perform any of its covenants or agreement contained in this Indenture, the Debenture Trustee may notify the Debentureholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 8.2 and 14.3) shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Debenture Trustee shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Debenture Trustee shall be deemed to relieve the Company of any default hereunder or from its continuing indebtedness.
7.9 Listing
     The Company shall use commercially reasonable efforts to ensure that the Stapled Units are listed and posted for trading on the Principal Stock Exchange, and shall use commercially reasonable efforts to maintain such listing and posting for trading of the Stapled Units on the Principal Stock Exchange, and to maintain the Company’s status as a “reporting issuer”, or the equivalent thereof, not in default of Applicable Securities Legislation.
ARTICLE 8
DEFAULT
8.1 Events of Default
     The occurrence of any of the following events will constitute an “Event of Default” under this Indenture:
(a)	if default occurs in the payment of any principal, interest or other amounts payable under the Debentures, and remains unremedied for 10 days;

(b)	if a default occurs in performance of any covenant or obligation due under the Debentures, and remains unremedied for a period of 30 days;

(c)	if an event of default occurs in payment or performance of any obligation as a result of which an indebtedness of the Company or any of its subsidiaries in excess of $10,000,000 becomes or is declared to be due and payable by the Company or such subsidiary (including the Note Indenture but only after the expiry of the “Remedy Blockage Period”, as defined in the Note Indenture, with respect thereto), prior to the date on which it would otherwise become or be due and payable, and such acceleration is not rescinded within a period of 10 days; or

(d)	the Company (or a Material Subsidiary except where all or part of the undertaking or assets of such Material Subsidiary are transferred to the Company, another Material Subsidiary or to another subsidiary of the Company): (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (iii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official regarding all or substantially all of its assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it regarding all or substantially all of its assets) occurs, or (iv) takes any corporate action to authorize any of the above actions.
In each and every such event the Debenture Trustee may, in its discretion, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, subject to the provisions of Section 8.3, the Intercreditor Agreement, and, if applicable, any Intercreditor Arrangement, by notice in writing to the Company declare the principal of and interest on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Debenture Trustee, and the Company shall forthwith pay to the Debenture Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest and interest on amounts in default on such Debentures and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of such declaration until payment is received by the Debenture Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Company’s obligations hereunder and any monies so received by the Debenture Trustee shall be applied in the manner provided in Section 8.6.
8.2 Notice of Events of Default
     If an Event of Default shall occur and be continuing the Debenture Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 13.2, provided that notwithstanding the foregoing, unless the Debenture Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Debenture Trustee shall not be required to give such notice if the Debenture Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Company in writing.
     When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Debenture Trustee to the Debentureholders within 15 days after the Debenture Trustee becomes aware the Event of Default has been cured.
8.3 Waiver of Default
     Upon the happening of any Event of Default hereunder:
(a)	the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of a majority of the principal amount of Debentures then outstanding, to instruct the Debenture Trustee to waive any Event of Default and to cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 and the Debenture Trustee shall thereupon waive the Event of Default and cancel such declaration upon such terms and conditions as shall be prescribed in such requisition; and

(b)	the Debenture Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Debenture Trustee’s opinion, based on the advice of counsel, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Debenture Trustee in the exercise of its discretion, upon such terms and conditions as the Debenture Trustee may deem advisable.
     No such act or omission either of the Debenture Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.
8.4 Enforcement by the Debenture Trustee
(a)	Subject to the provisions of Section 8.3, the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, the Intercreditor Agreement and, if applicable, any Intercreditor Arrangement, if the Company shall fail to pay to the Debenture Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Debenture Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Debenture Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Debenture Trustee shall deem expedient.

(b)	The Debenture Trustee shall be entitled and empowered, either in its own name or as Debenture Trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Company or its creditors or relative to or affecting its property. The Debenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Debenture Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Trustee, in order to have the respective claims of the Debenture Trustee and of the holders of the Debentures against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Debenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

(c)	The Debenture Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

(d)	All rights of action hereunder may be enforced by the Debenture Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Debenture Trustee shall be brought in the name of the Debenture Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Debenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Trustee shall be a party) the Debenture Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.
8.5 No Suits by Debentureholders
     No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Debenture Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Debenture Trustee and the Debenture Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Debenture Trustee, when so requested by the Debenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.
8.6 Application of Monies by Debenture Trustee
(a)	Except as herein otherwise expressly provided, any monies received by the Debenture Trustee from the Company pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other monies in the hands of the Debenture Trustee available for such purpose, as follows:
(i)	first, in payment or in reimbursement to the Debenture Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Debenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)	second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to (and in the case of applicable withholding taxes, if any, on behalf of) the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to the Company or its assigns;
provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Company or any subsidiary of the Company (other than any Debenture pledged for value and in good faith to a Person other than the Company or any subsidiary of the Company but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)	The Debenture Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving such amount as the Debenture Trustee may think necessary to provide for the payments mentioned in Section 8.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 14.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.
8.7 Notice of Payment by Debenture Trustee
     Not less than 15 days notice shall be given in the manner provided in Section 13.2 by the Debenture Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.
8.8 Debenture Trustee May Demand Production of Debentures
     The Debenture Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, premium or interest required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Debenture Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Company as the Debenture Trustee shall deem sufficient.
8.9 Remedies Cumulative
     No remedy herein conferred upon or reserved to the Debenture Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.
8.10 Judgment Against the Company
     The Company covenants and agrees with the Debenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.
ARTICLE 9
SATISFACTION AND DISCHARGE
9.1 Cancellation and Destruction
     All Debentures shall forthwith after payment thereof be delivered to the Debenture Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Debenture Trustee and, if required by the Company, the Debenture Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.
9.2 Non-Presentation of Debentures
     In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Trustee may require:
(a)	the Company shall be entitled to pay or deliver to the Debenture Trustee and direct it to set aside; or

(b)	in respect of monies in the hands of the Debenture Trustee which may or should be applied to the payment of the Debentures, the Company shall be entitled to direct the Debenture Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Debenture Trustee, the Debenture Trustee may itself set aside;
the principal, premium (if any) or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies (less applicable withholding taxes, if any) so set aside by the Debenture Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.4.
9.3 Repayment of Unclaimed Monies
     Subject to applicable law, any monies set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within three years after the date of such setting aside shall be repaid and delivered to the Company by the Debenture Trustee and thereupon the Debenture Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Company shall have no rights in respect thereof except to obtain payment and delivery of the monies from the Company subject to any limitation provided by the laws of the Province of British Columbia. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of three years after the setting aside described in Section 9.2 to the Company upon receipt from the Company, or one of its subsidiaries, of an uncontested letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Company prior to the expiry of three years after such setting aside, the Company shall deliver to the Debenture Trustee any amounts so set aside which are required to be paid by the Debenture Trustee to a holder of a Debenture after the date of such payment of the remaining funds to the Company but prior to three years after such setting aside.
9.4 Discharge
     The Debenture Trustee shall at the written request and expense of the Company release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Trustee), upon proof being given to the reasonable satisfaction of the Debenture Trustee that the principal and premium (if any) of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.
9.5 Satisfaction
(a)	The Company shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures and the Debenture Trustee, at the expense of the Company, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures either:

(i)	the Company has deposited or caused to be deposited with the Debenture Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date or Redemption Dates, as the case may be, of such Debentures; or

(ii)	the Company has deposited or caused to be deposited with the Debenture Trustee as property in trust for the purpose of making payment on such Debentures:
(A)	if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada; or

(B)	if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable;
as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date or Redemption Dates, as the case may be, of all such Debentures;
and in either event:
(iii)	the Company has paid, caused to be paid or made provisions to the satisfaction of the Debenture Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Debenture Trustee in connection with the payment of such Debentures); and

(iv)	the Company has delivered to the Debenture Trustee a Certificate of the Company stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.
Any deposits with the Debenture Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Trustee and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

(b)	Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and Article 4 and the provisions of Article 1 pertaining to the foregoing provisions) shall no longer be binding upon or applicable to the Company.

(c)	Any funds or obligations deposited with the Debenture Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)	If the Debenture Trustee is unable to apply any money in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money had been deposited pursuant to this Section 9.5 until such time as the Debenture Trustee is permitted to apply all such money in accordance with this Section 9.5, provided that if the Company has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Debenture Trustee.
9.6 Continuance of Rights, Duties and Obligations
     Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Company shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 4 and the provisions of Article 1 pertaining to the foregoing provisions, as may be applicable.
ARTICLE 10
SUCCESSORS
10.1 Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.
     Subject to the provisions of Article 11, the Company shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (herein called a “Successor”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless:
(a)	prior to or contemporaneously with the consummation of such transaction the Company and the Successor shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:
(i)	the Successor will have assumed all the covenants and obligations of the Company under this Indenture in respect of the Debentures;

(ii)	the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture; and

(iii)	in the case of an entity organized otherwise than under the laws of the Province of British Columbia, shall attorn to the jurisdiction of the courts of the Province of British Columbia;
(b)	such transaction, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Debenture Trustee or of the Debentureholders hereunder; and

(c)	no condition or event shall exist as to the Company (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.
10.2 Vesting of Powers in Successor
     Whenever the conditions of Section 10.1 shall have been duly observed and performed, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as though the Successor had been named as the Company herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Company shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Company delivering to the Debenture Trustee an opinion of Counsel to the effect that the transaction shall not result in any material adverse tax consequences to the Company or the Successor. The Debenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.
ARTICLE 11
COMPULSORY ACQUISITION
11.1 Definitions
     In this Article:
(a)	“Affiliate”, when used to indicate a relationship with a Person, has the meaning ascribed thereto in National Instrument 45-106 of the Canadian Securities Administrators;

(b)	“Associate”, when used to indicate a relationship with a Person, has the meaning ascribed thereto in the Securities Act (British Columbia);

(c)	“Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 11.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(d)	“Offer” means an offer to acquire outstanding Debentures where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(e)	“offer to acquire” includes an acceptance of an offer to sell;

(f)	“Offeror” means a Person, or two or more Persons acting jointly or in concert, who make an Offer to acquire Debentures;

(g)	“Offeror’s Notice” means the notice described in Section 11.3; and

(h)	“Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any Person acting jointly or in concert with the Offeror.
11.2 Offer for Debentures
     If an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:
(a)	within the time provided in the Offer for its acceptance or within 45 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c)	the Offeror complies with Sections 11.3 and 11.5;
the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholders for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

11.3 Offeror’s Notice to Dissenting Shareholders
     Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 11.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Debentureholder stating that:
(a)	Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c)	Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

(d)	Dissenting Debentureholders must send their respective Debenture certificate(s) to the Debenture Trustee within 21 days after the date of the sending of the Offeror’s Notice.
11.4 Delivery of Debenture Certificates
     A Dissenting Debentureholder to whom an Offeror’s Notice is sent pursuant to Section 11.3 shall, within 21 days after the sending of the Offeror’s Notice, send his, her or its Debenture certificate(s) to the Debenture Trustee duly endorsed for transfer.
11.5 Payment of Consideration to Debenture Trustee
     Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 11.3, the Offeror shall pay or transfer to the Debenture Trustee, or to such other person as the Debenture Trustee may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 11.2. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.
11.6 Consideration to be held in Trust
     The Debenture Trustee, or the person directed by the Debenture Trustee, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 11.5. The Debenture Trustee, or such persons, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, which may include an Affiliate of the Debenture Trustee, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.
11.7 Completion of Transfer of Debentures to Offeror
     Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 11.3, the Debenture Trustee, if the Offeror has complied with Section 11.5, shall:
(a)	do all acts and things and execute and cause to be executed all instruments as in the Debenture Trustee’s opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b)	send to each Dissenting Debentureholder who has complied with Section 11.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 11 net of applicable withholding taxes, if any; and

(c)	send to each Dissenting Debentureholder who has not complied with Section 11.4 a notice stating that:
(i)	his, her or its Debentures have been transferred to the Offeror;

(ii)	the Debenture Trustee or some other person designated in such notice are holding in trust the consideration for such Debentures; and

(iii)	the Debenture Trustee, or such other person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Debenture Trustee or such other Person may require in lieu thereof;
and the Debenture Trustee is hereby appointed the agent and attorney, and is granted power of attorney with respect to the Debentures, of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions, including, without limitation, the power and authority to execute such transfers as may be necessary or desirable in respect of the book-entry only registration system of the Depository.
11.8 Communication of Offer to Company
     An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Company.
ARTICLE 12
MEETINGS OF DEBENTUREHOLDERS
12.1 Right to Convene Meeting
     The Debenture Trustee or the Company may at any time and from time to time, and the Debenture Trustee shall, on receipt of a written request of the Company or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Company or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Debenture Trustee failing, within 30 days after receipt of any such request and such funding and indemnity, to give notice convening a meeting, the Company or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver or at such other place as may be approved or determined by the Debenture Trustee.
12.2 Notice of Meetings
     At least 21 days notice of any meeting shall be given to the Debentureholders in the manner provided in Section 13.2 and a copy of such notice shall be sent by post to the Debenture Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.
12.3 Chairman
     Some person, who need not be a Debentureholder, nominated in writing by the Debenture Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some person present to be chairman.

12.4 Quorum
     Subject to the provisions of Section 12.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 12.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.
12.5 Power to Adjourn
     The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
12.6 Show of Hands
     Every question submitted to a meeting shall, subject to Section 12.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.
12.7 Poll
     On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.
12.8 Voting
     On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $100 principal amount of Debentures of which he shall then be the holder. Any fractional amounts resulting from such conversion shall be rounded to the nearest $10. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.
12.9 Proxies
     A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Company (in case it convenes the meeting) or the Debenture Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:
(a)	the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)	the deposit of instruments appointing proxies at such place as the Debenture Trustee, the Company or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed or sent by other electronic means before the meeting to the Company or to the Debenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.
Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.
12.10 Persons Entitled to Attend Meetings
     The Company and the Debenture Trustee, by their respective officers and directors, the Auditors of the Company and the legal advisers of the Company, the Debenture Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.
12.11 Powers Exercisable by Extraordinary Resolution
     In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the Principal Stock Exchange, where required:
(a)	power to authorize the Debenture Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium or interest, the payment of which is extended, is at the time due or overdue;

(b)	power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Trustee against the Company, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(c)	power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Company and to authorize the Debenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)	power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation or merger of the Company with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 10.1 shall have been complied with;

(e)	power to direct or authorize the Debenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)	power to waive, and direct the Debenture Trustee to waive, any default hereunder or to cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)	power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)	power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)	power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Stapled Units or other securities of the Company;

(j)	power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)	power to remove the Debenture Trustee from office and to appoint a new Debenture Trustee or Debenture Trustees provided that no such removal shall be effective unless and until a new Debenture Trustee or Debenture Trustees shall have become bound by this Indenture;

(l)	power to sanction the exchange of the Debentures for or the conversion thereof into Stapled Units, bonds, debentures or other securities or obligations of the Company or of any other Person formed or to be formed;

(m)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 12.11(l); and

(n)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 12.11(j).
Notwithstanding the foregoing provisions of this Section 12.11, none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 5 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the Senior Lenders.

12.12 Meaning of “Extraordinary Resolution”
(a)	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Debentures present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)	If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 13.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Debentures present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.
12.13 Powers Cumulative
     Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.
12.14 Minutes
     Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Debenture Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.
12.15 Instruments in Writing
     All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also, where permitted by applicable laws, be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Debentures by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

12.16 Binding Effect of Resolutions
     Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 12.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.
12.17 Evidence of Rights Of Debentureholders
(a)	Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)	The Debenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.
ARTICLE 13
NOTICES
13.1 Notice to Company
     Any notice to the Company under the provisions of this Indenture shall be valid and effective if delivered to the Company at: Suite 2300, 1055 West Georgia Street, Vancouver, British Columbia, V6E 3P3, Attention: Corporate Secretary and a copy delivered to McCarthy Tétrault LLP, Suite 1300, 777 Dunsmuir Street, Vancouver, British Columbia, V7Y 1K2, Attention: Richard Balfour, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Company may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Indenture.
13.2 Notice to Debentureholders
     All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Company to give or mail any notice due to anything beyond the reasonable control of the Company shall not invalidate any action or proceeding founded thereon.
     If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Company shall give such notice by publication at least once in the City of Vancouver, British Columbia, such publication to be made in a daily newspaper of general circulation in the designated city.
     Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.
     All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

13.3 Notice to Debenture Trustee
     Any notice to the Debenture Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Debenture Trustee at its principal office in the City of Vancouver, Suite 600 – 750 Cambie Street, Vancouver, British Columbia, V6B 0A2, Attention: Manager, Client Services or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Debenture Trustee may from time to time notify the Company in writing of a change of address which thereafter, until by like notice shall be the address of the Debenture Trustee to receive notices from the Company.
13.4 Mail Service Interruption
     If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 13.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 13.3.
ARTICLE 14
CONCERNING THE DEBENTURE TRUSTEE
14.1 No Conflict of Interest
     The Debenture Trustee represents to the Company that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 14.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 14.2.
14.2 Replacement of Debenture Trustee
     The Debenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company 60 days notice in writing or such shorter notice as the Company may accept as sufficient. If at any time a material conflict of interest exists in the Debenture Trustee’s role as a fiduciary hereunder the Debenture Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 14.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Debenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Debenture Trustee unless a new Debenture Trustee has already been appointed by the Debentureholders. Failing such appointment by the Company, the retiring Debenture Trustee or any Debentureholder may apply to a Judge of the British Columbia Supreme Court, on such notice as such Judge may direct at the Company’s expense, for the appointment of a new Debenture Trustee but any new Debenture Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Trustee shall be effective only upon such new Debenture Trustee becoming bound by this Indenture. Any new Debenture Trustee appointed under any provision of this Section 14.2 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Debenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Trustee.
     Any company into which the Debenture Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Debenture Trustee shall be a party, or any company succeeding to the corporate trust business of the Debenture Trustee shall be the successor Debenture Trustee under this Indenture without the execution of any instrument or any further act.

Nevertheless, upon the written request of the successor Debenture Trustee or of the Company, the Debenture Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Debenture Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Debenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Debenture Trustee to the successor Debenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Company be required by any new Debenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Debenture Trustee, be made, executed, acknowledged and delivered by the Company.
14.3 Duties of Debenture Trustee
     In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.
14.4 Reliance Upon Declarations, Opinions, etc.
     In the exercise of its rights, duties and obligations hereunder the Debenture Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other documents furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Trustee examines such statutory declarations, opinions, reports, certificates or other documents and determines that they comply with Section 14.5, if applicable, and with any other applicable requirements of this Indenture. The Debenture Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Debenture Trustee may rely on an opinion of Counsel satisfactory to the Debenture Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Company.
14.5 Evidence and Authority to Debenture Trustee, Opinions, etc.
     The Company shall furnish to the Debenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Company or the Debenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Trustee at the request of or on the application of the Company, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Trustee in accordance with the terms of this Section 14.5, or (b) the Debenture Trustee, in the exercise of its rights and duties under this Indenture, gives the Company written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.
     Such evidence shall consist of:
(a)	a Certificate of the Company, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)	in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)	in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Company whom the Debenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

     Whenever such evidence relates to a matter other than the certification and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Company it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.
     Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.
     The Company shall furnish to the Debenture Trustee annually and at any time if the Debenture Trustee reasonably so requires, a Certificate of the Company with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Company shall, whenever the Debenture Trustee so requires, furnish the Debenture Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Debenture Trustee as to any action or step required or permitted to be taken by the Company or as a result of any obligation imposed by this Indenture.
14.6 Debenture Trustee May Rely on Certificate of the Company
     Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Debenture Trustee, if acting in good faith, may rely upon a Certificate of the Company.
14.7 Experts, Advisers and Agents
     The Debenture Trustee may:
(a)	employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Debenture Trustee or by the Company, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid, payable by the Company in accordance with Section 14.19(a); and

(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Debenture Trustee may, but need not be, solicitors for the Company.

14.8 Debenture Trustee May Deal in Debentures
     Subject to Sections 14.1 and 14.3, the Debenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.
14.9 Investment of Monies Held by Debenture Trustee
     Upon receipt of a direction from the Company, the Debenture Trustee shall invest any monies held by it in Government Obligations in its name in accordance with such direction. Any direction from the Company to the Debenture Trustee shall be in writing and shall be provided to the Debenture Trustee no later than 8:30 a.m. (Vancouver time) on the day on which the investment is to be made. Any such direction received by the Debenture Trustee after 8:30 a.m. (Vancouver time) or received on a day that is not a Business Day, shall be deemed to have been given prior to 8:30 a.m. (Vancouver time) on the next Business Day.
     In the event that the Debenture Trustee does not receive a direction or only a partial direction, the Debenture Trustee may hold cash balances constituting part or all of the escrow fund and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; but the Debenture Trustee and its Affiliates shall not be liable to account for any profit to any parties to this Indenture or to any person or any entity other than at a rate, if any, established from time to time by the Debenture Trustee or one of its Affiliates.
     Unless and until the Debenture Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Debenture Trustee shall pay over to the Company all interest received by the Debenture Trustee in respect of any investments or deposits made pursuant to the provisions of this Section.
14.10 Debenture Trustee will Disburse Only Monies Deposited
     The Debenture Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.
14.11 Third Party Interests
     The Company hereby represents to the Debenture Trustee that any account to be opened by, or interest to be held by, the Debenture Trustee in connection with this Indenture, for or to the credit of the Company, either:
(a)	is not intended to be used by or on behalf of any third party; or

(b)	is intended to be used by or on behalf of a third party, in which case such third party hereto agrees to complete and execute forthwith a declaration in the Debenture Trustee’s prescribed form as to the particulars of such third party.
14.12 Debenture Trustee Not Ordinarily Bound
     Except as provided in Section 8.2 and as otherwise specifically provided herein, the Debenture Trustee shall not, subject to Section 14.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor in any way to supervise or interfere with the conduct of the Company’s business, unless the Debenture Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 12, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

14.13 Debenture Trustee Not Required to Give Security
     The Debenture Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.
14.14 Debenture Trustee Not Bound to Act on Company’s Request
     Except as in this Indenture otherwise specifically provided, the Debenture Trustee shall not be bound to act in accordance with any direction or request of the Company until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Debenture Trustee, and the Debenture Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Trustee to be genuine.
14.15 Debenture Trustee Not Bound to Act
     The Debenture Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Debenture Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Debenture Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Company, notwithstanding the provisions of Section 14.2 of this Indenture, provided that:
(a)	the Debenture Trustee’s written notice shall describe the circumstances of such non-compliance; and

(b)	if such circumstances are rectified to the Debenture Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.
14.16 Debenture Trustee Protected in Acting
     The Debenture Trustee may act and rely, and shall be protected in acting and relying absolutely, upon any resolution, Certificate of the Company, statement, instrument, opinion, report, notice, request, consent, order, letter, facsimile transmission or other paper document believed in good faith by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. The Debenture Trustee shall be protected in acting and relying upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration, affidavit or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.
14.17 Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder
     The obligation of the Debenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Debenture Trustee to protect and hold harmless the Debenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.
     None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.
     The Debenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Debenture Trustee the Debentures held by them for which Debentures the Debenture Trustee shall issue receipts.

14.18 Authority to Carry on Business
     The Debenture Trustee represents to the Company that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the Provinces of British Columbia and Alberta but if, notwithstanding the provisions of this Section 14.18, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of trust company in the Provinces of British Columbia and Alberta, either become so authorized or resign in the manner and with the effect specified in Section 14.2.
14.19 Compensation and Indemnity
(a)	The Company shall pay to the Debenture Trustee from time to time compensation for its services hereunder as agreed separately by the Company and the Debenture Trustee, and shall pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Trustee under this Indenture shall be finally and fully performed. The Debenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)	The Company hereby indemnifies and saves harmless the Debenture Trustee and its directors, officers, employees and agents (collectively, the “Indemnified Parties” and each an “Indemnified Party”) from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against an Indemnified Party or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the gross negligence, or the wilful misconduct or bad faith of an Indemnified Party. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Debenture Trustee. An Indemnified Party shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Indemnified Party shall co-operate in the defence. An Indemnified Party may have separate counsel and the Company shall pay the reasonable fees and expenses of such Counsel. The Company need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Debenture Trustee or the discharge of this Indenture.

(c)	The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Debenture Trustee through gross negligence, wilful misconduct or bad faith.
14.20 Acceptance of Trust
     The Debenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.
     The Debenture Trustee shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any security deposited with it. The Debenture Trustee shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own negligence or willful misconduct.
     The Debenture Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required to do so under the terms hereof; nor shall the Debenture Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Debenture Trustee and in the absence of any such notice the Debenture Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Debenture Trustee to determine whether or not the Debenture Trustee shall take action with respect to any default.
14.21 Privacy Laws
     The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company shall, prior to transferring or causing to be transferred personal information to the Debenture Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Debenture Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.
14.22 Withholding Obligation
     For greater certainty, the Debenture Trustee shall, as directed by the Company, withhold, from any payment made to a holder of a Debenture pursuant to the terms of this Indenture, the amount of any applicable withholding taxes required to be withheld in respect of such payment, and the Debenture Trustee shall remit such withheld amounts to the appropriate governmental authority, as and when required. For the purposes of determining the appropriate withholdings to be made from any payment to be made to a holder of a Debenture, the Company and the Debenture Trustee agree to co-operate and to provide each other with any relevant information they have with respect to the holders of the Debentures.
ARTICLE 15
SUPPLEMENTAL INDENTURES
15.1 Supplemental Indentures
     From time to time the Debenture Trustee and, when authorized by a resolution of the Directors, the Company, may, and they shall when required by this Indenture, subject to the prior written approval of the Principal Stock Exchange, where required, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:
(a)	adding to the covenants of the Company herein contained for the protection of the Debentureholders or providing for events of default, in addition to those herein specified;

(b)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Debenture Trustee (relying on an opinion of Counsel), the rights of the Debentureholders are in no way prejudiced thereby;

(c)	evidencing the succession, or successive successions, of others to the Company and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(d)	giving effect to any Extraordinary Resolution passed as provided in Article 12; and

(e)	for any other purpose not inconsistent with the terms of this Indenture, provided that, in the opinion of the Debenture Trustee (relying on an opinion of Counsel), the rights of the Debentureholders are in no way prejudiced thereby.

     Unless the supplemental indenture requires the consent or concurrence of Debentureholders by Extraordinary Resolution, the consent or concurrence of Debentureholders shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Company and the Debenture Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be properly done in accordance with applicable law in the United States without the consent or approval of the Debentureholders. Further, the Company and the Debenture Trustee may without the consent or concurrence of the Debentureholders, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Company provided for the issue of Debentures, providing that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.
ARTICLE 16
EXECUTION AND FORMAL DATE
16.1 Execution
     This Indenture may be simultaneously executed and delivered by facsimile and in several counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.
16.2 Formal Date
     For the purpose of convenience this Indenture may be referred to as bearing the formal date of February 11, 2009 irrespective of the actual date of execution hereof.
[The remainder of this page is intentionally left blank]

IN WITNESS whereof the parties hereto have executed this agreement as of the date first written above.
TIMBERWEST FOREST CORP.

By:
Name: Beverlee K. Park Title: Executive Vice President and Chief Financial Officer

VALIANT TRUST COMPANY

By:
Name: Janet Brown Title: Managing Director, Client Services

By:
Name: Ramie Lousa Title: Manager, Client Services

SCHEDULE “A” TO THE TRUST INDENTURE
BETWEEN
TIMBERWEST FOREST CORP.
- and -
VALIANT TRUST COMPANY
FORM OF DEBENTURE

SCHEDULE “A”
FORM OF DEBENTURE
[For a Global Debenture only:
This Debenture is a Global Debenture within the meaning of the Trust Indenture dated as of February 11, 2009 between TimberWest Forest Corp. and Valiant Trust Company (the “Indenture”) and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.
Unless this Debenture is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to TimberWest Forest Corp. (the “Company”) or its agent for registration of transfer, exchange or payment, and any Debenture issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has an interest herein. This certificate is issued pursuant to a Master Letter of Representations of the Company to CDS, as such letter may be replaced or amended from time to time.]
CUSIP: 887147AD8

No.	CDN$
TIMBERWEST FOREST CORP.
(A company governed by the laws of British Columbia)
9.0% CONVERTIBLE DEBENTURE
          TIMBERWEST FOREST CORP. (the “Company”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of February 11, 2009 between the Company and Valiant Trust Company (the “Debenture Trustee”), promises to pay to the registered holder hereof, •, on February 11, 2014 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal sum of • (CDN$ •), plus all accrued and unpaid interest thereon to, but excluding, the Maturity Date (less any tax required by law to be deducted), in lawful money of Canada on presentation and surrender of this Debenture at the principal offices of the Debenture Trustee in Vancouver or Calgary in accordance with the terms of the Indenture.
          This Debenture will bear interest from and including the date of issue, both before and after the Maturity Date and before and after default, calculated and payable with respect to the preceding Interest Period in cash quarterly in arrears on each Interest Payment Date, at the rate of 9% per annum, to, but excluding, the earlier of (i) the date of conversion of this Debenture, in full, in accordance with the terms of the Indenture; (ii) the date of redemption of this Debenture, in full, in accordance with the terms of the Indenture; and (iii) the date the principal amount and all accrued and unpaid interest under this Debenture is repaid in full.
          Interest is payable on the 15th day of the first calendar month (each, an “Interest Payment Date”), being the 15th day of each of January, April, July and October, in respect of interest accrued for the preceding three consecutive months (each, an “Interest Period”), being January, February and March; April, May and June; July, August and September; and October, November and December; of each calendar year during the term of this Debenture. The first Interest Payment Date under this Debenture is April 15, 2009.

          As interest becomes due on this Debenture (except at maturity, on conversion or on redemption, when interest is paid upon surrender of this Debenture), the Company shall pay such interest by cheque mailed by prepaid ordinary mail to the registered holder hereof or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the sending of such electronic transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for such interest payable on this Debenture. Notwithstanding the foregoing, if the Company does not make a Cash Distribution pursuant to the Note Indenture with respect to the prior interest period under the Note Indenture that corresponds to the same Interest Period under this Debenture, the Company may, subject to regulatory approval, elect (the “Election”), in lieu of paying interest in cash, to satisfy the interest payable for such Interest Period (the “Interest Obligation”) by issuing to the registered holder hereof such principal amount of Additional Debentures equal to the amount of the Interest Obligation (less any tax required by law to be deducted, if any), which amount will be rounded down to the nearest multiple of $1, and delivering the certificate representing such Additional Debentures to the registered holder hereof. No fractional Additional Debentures shall be delivered to the registered holder hereof upon an Election to issue and deliver Additional Debentures in satisfaction of the Interest Obligation and holder hereof will not receive a cash payment in respect of any fractional interest in Additional Debentures. The delivery of the Additional Debentures in accordance with the terms of the Indenture will satisfy and discharge the liability of the Company for any Interest Obligation payable for such Interest Period that is related to the delivery of such Additional Debentures.
          This Debenture is one of the 9.0% Convertible Debentures of the Company issued or issuable under the provisions of the Indenture. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Debentures are or are to be issued and held and the rights and remedies of the holders of the Debentures and of the Company and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Debenture by acceptance hereof assents.
          The Debentures are issuable only in denominations of CDN$100 and integral multiples thereof, except that the Additional Debentures are issuable only in denominations of CDN$1 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.
          If the Credit Amendments are effective on or prior to 4:30 p.m. (Vancouver time) on February 27, 2009, the principal amount of this Debenture, plus all accrued and unpaid interest on the principal amount of this Debenture to, but excluding, the date of conversion, is convertible, at the option of the holder hereof, upon surrender of this Debenture at the principal offices of the Debenture Trustee in Vancouver or Calgary, at any time after February 27, 2009 and prior to the earlier of 4:00 p.m. (Vancouver time) on the Maturity Date or, if this Debenture is called for redemption on or prior to such date, then prior to 4:00 p.m. (Vancouver time) on the last Business Day immediately preceding the date specified for redemption of this Debenture, into Freely Tradeable Stapled Units at a conversion price of CDN$3.50 (the “Conversion Price”) per Stapled Unit, being a conversion rate of approximately 28.57 Stapled Units for each CDN$100 principal amount of Debentures so converted, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Stapled Units will be issued on any conversion but, in lieu thereof, the Company will satisfy such fractional interest by a cash payment equal (computed to the nearest whole cent, and one-half of a cent being rounded up) to the principal amount of this Debenture and accrued and unpaid interest remaining outstanding after so much of the principal amount of this Debenture and accrued and unpaid interest converted as may be converted into a whole number of Stapled Units has been so converted, less applicable withholding taxes, if any.
          This Debenture may be redeemed at the option of the Company on the terms and conditions set out in the Indenture provided that this Debenture is not redeemable prior to February 11, 2012, except upon the occurrence of a Change of Control. On and after February 11, 2012 and prior to maturity, the principal amount of this Debenture may be redeemed at the option of the Company, in whole or in part, plus all accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date, less applicable withholding taxes, if any, on at least 30 days prior written notice if (i) the Weighted Average Trading Price per Stapled Unit for the 30 consecutive trading days ending on a date that is no more than 10 Business Days prior to the date of the Redemption Notice is greater than 200% of the Conversion Price and (ii) no event of default under the Indenture has occurred and is continuing.
          Upon the occurrence of a Change of Control of the Company, subject to the terms and conditions of the Indenture, the Company is required to make an offer to purchase all of the outstanding Debentures at a price equal to

110% of the principal amount of such Debentures plus accrued and unpaid interest up to, but excluding, the date the Debentures are so repurchased (the “Offer”). The obligation to make the Offer does not prejudice the rights to convert the Debentures in accordance with the Indenture. If 90% or more of the principal amount of all Debentures outstanding on the date the Company provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Offer, the Company has the right to redeem all the remaining outstanding Debentures in accordance with the terms of the Indenture.
          If a takeover bid for Debentures, within the meaning of the Applicable Securities Legislation, is made and 90% or more of the principal amount of all the Debentures (other than Debentures held at the date of the takeover bid by or on behalf of the Offeror, Associates or Affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Debentures.
          The indebtedness evidenced by this Debenture, and by all other Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Company, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The indebtedness evidenced by the Series A subordinate, unsecured notes of the Company forming part of the Stapled Units are subordinated and postponed in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all of the indebtedness evidenced by this Debenture and by all other Debentures now or hereafter certified and delivered under the Indenture.
          The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.
          Any payment of money or principal amount of Additional Debentures delivered to any holder of Debentures will be reduced by the amount of applicable withholding taxes, if any.
          The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of the principal amount of the Debentures outstanding, which resolutions or instruments may have the effect of amending the terms of this Debenture or the Indenture.
          This Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal offices of the Debenture Trustee in Vancouver and Calgary and in such other place or places and/or by such other registrars (if any) as the Company with the approval of the Debenture Trustee may designate. No transfer of this Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Debenture for cancellation. Thereupon a new Debenture or Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.
          This Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture.

          If any of the provisions of this Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern. Capitalized words or expressions used in this Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.
          IN WITNESS WHEREOF TIMBERWEST FOREST CORP. has caused this Debenture to be signed by its authorized representatives as of the ___ day                                          of                     ,

TIMBERWEST FOREST CORP.

By:

Beverlee K. Park
Executive Vice President and Chief Financial Officer

(FORM OF DEBENTURE TRUSTEE’S CERTIFICATE)
          This Debenture is one of the 9.0% Convertible Debentures referred to in the Indenture within mentioned.

VALIANT TRUST COMPANY

By:

(Authorized Officer)
(FORM OF REGISTRATION PANEL)
(No writing hereon except by Debenture Trustee or other registrar)

Signature of Debenture Trustee or
Date of Registration	In Whose Name Registered	Registrar

Signature of Debenture Trustee or Registrar

[For the purposes of a Global Debenture only:
CDS & Co.
8th Floor, Canaccord Tower
609 Granville Street
P.O. Box 10324
Vancouver, British Columbia V7Y 1J8

Date of Registration:

In Whose Name Registered:	CDS & Co.]

FORM OF ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                         , whose address and social insurance number, if applicable, are set forth below, this Debenture (or CDN$                     principal amount hereof*) of TIMBERWEST FOREST CORP. standing in the name(s) of the undersigned in the register maintained by the Company with respect to such Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:

(Street Address, City, Province and Postal Code):

Social Insurance Number of Transferee, if applicable:

(*) If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided the principal amount to be transferred.
1.	The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.
2.	The registered holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.
Signature of Guarantor:

Authorized Officer

Name of Institution	Signature of transferring registered holder

EXHIBIT “1”
TO CDS GLOBAL DEBENTURE
TIMBERWEST FOREST CORP.
9.0% CONVERTIBLE DEBENTURES

Initial Principal Amount: CDN$•	CUSIP: 887147AD8
Authorization:
ADJUSTMENTS

		Amount of	New Principal
Date	Amount of Increase	Decrease	Amount	Authorization

SCHEDULE “B” TO THE TRUST INDENTURE
BETWEEN
TIMBERWEST FOREST CORP.
- and -
VALIANT TRUST COMPANY
FORM OF REDEMPTION NOTICE

SCHEDULE “B”
FORM OF REDEMPTION NOTICE
TIMBERWEST FOREST CORP.
9.0% CONVERTIBLE DEBENTURES
REDEMPTION NOTICE

To:	Holders of 9.0% Convertible Debentures (the “Debentures”) of TimberWest Forest Corp. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.
          Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Indenture”) dated as of February 11, 2009 between the Company and Valiant Trust Company (the “Debenture Trustee”) that the aggregate principal amount of CDN$ • of the CDN$ • of Debentures outstanding plus all accrued and unpaid interest on such principal amount being redeemed to but excluding the Redemption Date (the “Redeemed Amount”) will be redeemed as of • (the “Redemption Date”).
          Enclosed with this Redemption Notice is the calculation confirming that the condition in Section 4.1(a) of the Indenture is satisfied and a Certificate of the Company confirming that no Event of Default has occurred and is continuing.
          The Redeemed Amount will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:
Valiant Trust Company
Suite 600 — 750 Cambie Street
Vancouver, British Columbia, V6B 0A2
          The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redeemed Amount shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Redeemed Amount pursuant to the Indenture.
DATED:
TIMBERWEST FOREST CORP.
By:
      Authorized Signatory

SCHEDULE “C” TO THE TRUST INDENTURE
BETWEEN
TIMBERWEST FOREST CORP.
- and -
VALIANT TRUST COMPANY
FORM OF NOTICE OF CONVERSION

SCHEDULE “C”
FORM OF NOTICE OF CONVERSION
CONVERSION NOTICE

TO:	TIMBERWEST FOREST CORP. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.
          The undersigned registered holder of 9.0% Convertible Debentures bearing Certificate No.                      irrevocably elects to convert such Debentures (or CDN$                    of the outstanding principal amount thereof*), plus accrued and unpaid interest on such principal amount, into Stapled Units in accordance with the terms of the Indenture referred to in such Debentures, and tenders herewith the Debentures, and, if applicable, directs that the Stapled Units of TimberWest Forest Corp. issuable upon such conversion (net of applicable withholding taxes, if any) be issued and delivered to the person indicated below. (Subject to compliance with applicable laws, if Stapled Units are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)
          Unless otherwise notified by the Company, the beneficial owner of the Debentures or the true and lawful attorney-in-fact therefor has completed Appendix “A” to this notice in accordance with the provided instructions and hereby irrevocably appoints the Company as the true and lawful attorney-in-fact of the beneficial owner of the Debentures converting such principal amount of Debentures and such accrued and unpaid interest pursuant to this Conversion Notice with authority on behalf of the beneficial owner of the Debentures (i) to complete the Election Form as required under Section 85 of the Tax Act in such manner as to deem the proceeds of disposition of the principal amount of the Debentures and all accrued and unpaid interest on such principal amount for the purposes of the Tax Act on the conversion to be equal to the fair market value of the principal amount of the Debentures and accrued and unpaid interest so converted at the time of the conversion, as determined by the Company and (ii) to execute and file such Election Form with the Canada Revenue Agency.

Dated:

(Signature of Registered Holder)

(*) If less than the full principal amount of the Debentures, indicate in the space provided the principal amount.

NOTE:	If Stapled Units are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Stapled Units are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

APPENDIX “A” TO SCHEDULE “C” TO THE TRUST INDENTURE
BETWEEN
TIMBERWEST FOREST CORP.
- and -
VALIANT TRUST COMPANY
ELECTION FORM INFORMATION

APPENDIX “A”
Information Required for Completion of Section 85 Election Form
In order to convert the 9.0% Convertible Debentures (the “Debentures”) of TimberWest Forest Corp. (the “Company”) into Stapled Units of the Company under the trust indenture (the “Indenture”) dated as of February 11, 2009 between the Company and Valiant Trust Company, a beneficial owner of Debentures (a “Holder”) (including a Holder that is exempt from tax in Canada or that is not resident in Canada) must provide to the Company information that is necessary to permit the Company to complete the form (the “Election Form”) prescribed under the Income Tax Act (Canada) and the regulations thereunder, as amended (the “Tax Act”) so that a joint election of the Holder and the Company can be made under the provisions of section 85 of the Tax Act in respect of the conversion. The Company will complete the Election Form such that the proceeds of disposition of the converted Debentures will be deemed to be the fair market value of the principal amount of the Debentures and accrued and unpaid interest so converted at the time of conversion, as determined by the Company. The completed Election Form will be filed by the Company with the Canada Revenue Agency (the "CRA”). Under the Indenture and the form of notice of conversion attached as Schedule “C” to the Indenture (the “Conversion Notice”), the Company will have a limited power of attorney permitting it to complete, sign and file with the CRA the Election Form on behalf of the Holder. The Company will mail a copy of the signed Election Form to the Holder after the form has been filed with the CRA.
IT IS IMPORTANT THAT THE INFORMATION PROVIDED TO THE COMPANY IS COMPLETE AND ACCURATE. FAILURE TO PROVIDE ALL OF THE INFORMATION REQUIRED OR TO PROVIDE ACCURATE INFORMATION COULD DELAY THE CONVERSION OF DEBENTURES. THE COMPANY IS NOT RESPONSIBLE TO THE HOLDER FOR ANY LOSS SUFFERED AS A RESULT OF A DELAY IN CONVERSION OF DEBENTURES DUE TO THE HOLDER’S FAILURE TO PROVIDE COMPLETE AND ACCURATE INFORMATION.
A Holder having questions concerning the completion of the information required should contact the Company at 604-654-4600 or invest@timberwest.com. A Holder should consult its tax advisors concerning the tax consequences of the filing of the Election Form and to ensure that the information provided by the Holder to the Company to complete the Election Form is complete and accurate. Reference can also be made to the Prospectus dated December 23, 2008 issued in connection with the Offering of Rights to subscribe for Debentures under “Certain Canadian Federal Income Tax Considerations — Debentures — Exercise of Conversion Privilege”.
Special considerations will apply to a Holder that is a partnership. A Holder that is a partnership should contact the Company as described in the preceding paragraph. The material that follows assumes that the Holder is not a partnership.
Although the Company will complete the Election Form to be filed with the CRA on its and the Holder’s behalf, a blank copy of the Election Form — Form T2057, “Election on disposition of property by a taxpayer to a taxable Canadian corporation” — is attached as Exhibit “B” hereto for the information of the Holder. The Holder should complete the “Election Form Information” attached hereto as Exhibit “A” and deliver such information to the Company in accordance with the directions set forth in the Conversion Notice.
The following comments relating to the completion of the “Election Form Information” attached hereto as Exhibit “A” are provided by the Company to assist the Holder who remains solely responsible for the completion and accuracy of the information required.
1.	Name of the Holder. The Holder is the beneficial owner of the Debentures being converted as opposed to an agent or broker holding the Debentures on behalf of the beneficial owner.

2.	Social insurance number or business number. A Holder that is not resident in Canada should write “non-resident” in this space.

3.	Address.

4.	Holder type.

5.	Taxation year of taxpayer. The “taxation year of taxpayer” that the Holder must provide is the taxation year that includes the date on which the Debentures are converted (the “Effective Date”).
a.	Individuals are taxed on a calendar year basis and have a December 31 taxation year.

b.	Inter vivos trusts are taxed on a calendar year basis and have a December 31 taxation year.

c.	Testamentary trusts may have a taxation year that ends at any time of the year. For testamentary trusts, the taxation year that the Holder must provide is the one containing the Effective Date.

d.	Corporations may have a taxation year that ends at any time of the year. For corporations, the taxation year of the Holder must provide is one containing the Effective Date.
6.	The Tax Services Office where the Holder files its tax returns.
Co-Ownership of the Debentures
If the Holder owns the Debentures together with another owner or owners (a “co-owner” or "co-owners”, as the case may be), a single blank Election Form may be completed for purposes of providing the information required. If a single blank Election Form is being completed for multiple co-owners, the Holder providing the required information must identify each co-owner and provide the information requested in items 7, 8, 9, 10, 11 and 12 below.
If more space is required, the Holder can provide the foregoing information on a separate sheet of paper.
Alternatively, each co-owner may provide its own information. Each co-owner should set out the co-owner’s respective ownership interest in the Debentures. The co-owner should provide information corresponding to its percentage ownership of the Debentures.
7.	Name of Co-Owner(s).

8.	Social insurance number or business number of Co-Owner(s).

9.	Address of Co-Owner(s).

10.	Co-Owner(s) type.

11.	Taxation year of Co-Owner(s).

12.	Tax Services Office of Co-Owner(s).

13.	Contact Information.

The Company may need to contact a Holder to clarify the information received. In this regard, the Company requests that the Holder provide one or more of the following: a telephone number, facsimile number and e-mail address.

14.	The Holder should indicate whether the Debentures are capital property of the Holder for purposes of the Tax Act. Unless Debentures have been acquired by a trader or dealer in securities or as an adventure in the nature of trade, the Debentures should be capital property of a Holder. Any Debentures that are indicated as not being capital property will be assumed to be inventory for purposes of the Tax Act.

15.	The Holder’s adjusted cost base, in the case of Debentures that are capital property of the Holder, or cost, in the case of Debentures that are inventory, as determined under the Tax Act. A Holder should consult its tax advisors to determine the adjusted cost base of the Debentures being converted.

Exhibit “A”
Election Form Information
PART I — Identification

1. Name of Holder

2. Social insurance number(SIN) /business number (BN)

3. Address Street

City, Province

Postal Code

4. Holder	Corporation
Individual
Trust

5. Taxation year of Holder	YYYY/MM/DD to YYYY/MM/DD

6. Tax Services Office

7. Name of co-owner(s), if any[1]

8. SIN/BN of co-owner(s), if any

9. Address of co-owner(s)

same as above?	Yes

or

Address Street

City, Province

Postal Code

10. Co-owner(s) type	Corporation
Individual
Trust

11. Taxation year of co-owner(s)	YYYY/MM/DD to YYYY/MM/DD

12. Tax Services Office of co-owner(s)

13. Contact Information:

Telephone number

Facsimile number

E-mail address

[1]	If there are two or more co-owners of the Debentures, ensure that all of the co-owners are identified on a separate sheet of paper containing similar information as requested in items 7, 8, 9, 10, 11 and 12.

PART II — Identification

14. Are the Debentures being converted capital properties?	Yes No

15. The adjusted cost base or cost of the Debentures being converted	$

Dated:

(Signature of Registered Holder)

EXHIBIT “B”
Canada Revenue Agency Agence du revenu du Canada ELECTION ON DISPOSITION OF PROPERTY BY A TAXPAYER TO A TAXABLE CANADIAN CORPORATION
· For use by a taxpayer and a taxable Canadian corporation to jointly elect under subsection 85(1) where the taxpayer has disposed of eligible property within the meaning of subsection 85(1.1) to the corporation and has received as consideration shares of any class in that corporation.
· File one completed copy of the election and related schedules (if any) as follows:
1- a) one copy by the transferor.
b) two or more copies as follows; Where two or more transferors elect regarding the transfer of the same property (co-ownership) or two or more members of the same partnership elect for the transfer of their partnership interests, one transferor designated for the purpose should file simultaneously one copy for each transferor, together with a list of all transferors electing. This list should contain the address and Social insurance number or Business Number of each transferor;
2- on or before the earlier date on which any one of the parties to the election is required to file an income tax return for the taxation year in which the transaction occurred, taking into consideration any election under subsection 99(2) (due date);
3- at the tax centre where the transferor’s income tax return is normally filed. Where two or more
4- co-owners or members of a partnership referred to above elect, the elections will be processed in bulk and should be filed at the tax centre of the transferee; and
5- separate from any tax returns. You may put it in the same envelope with a return, but do not insert it in or attach it to the return.
Sections and subsections referred to on this form are from the Income Tax Act. Do not use this area
Name of taxpayer (transferor) (print) Social insurance number or Business Number
Address Postal code
Taxation year of taxpayer for the period from Year Month Day to Year Month Day Tax services office
Name of co-owner(s), if any (if more than one, attach schedule giving similar details) (print) Social insurance number
Address Postal code Tax services office
Name of corporation (transferee) (print) Business Number Address Postal code
Taxation year of corporation for the period from Year Month Day to Year Month Day Tax services office
Name of person to contact for additional information Area code Telephone number
Penalty for late-filed and amended elections An election that is filed after its due date is subject to a late-filing penalty. Form T2057 can be filed within 3 years after its due date if an estimate of the penalty is paid at the time of filing. Form T2057 can be amended or filed after the 3-year period, but in these situations, attach both an estimate of the penalty and a written submission for consideration, explaining the reason why the election is amended or late. Calculation of late-filing penalty: Do not use this area Fair market value of property transferred . . . . . . . . . . . . Less: agreed amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Difference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.00 A Amount A x 1/4 x 1% x N* (N* ) . . = 0.00 B $100 x N* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . = 0.00 C *N represents the sum of each month or each part of a month in the period from the due date to the actual filing date. Amount C cannot exceed $8,000. Late-filing penalty is the lesser of B and C above . . . . . . . . . . . 0.00 Make cheque or money order payable to the Receiver General. Specify “T2057” on the remittance and, to ensure proper credit , please indicate the name and social insurance number of the taxpayer, or Business Number if a corporation. Amount enclosed Unpaid amounts including late-filing penalties are subject to daily compound interest, at a prescribed rate. T2057 (05) Page 1 of 3

Information required On the following page, list, describe, and state the fair market value of transferred properties. The description and fair market value of the consideration received has to be shown opposite the related property transferred. Where the transferred property is a partnership interest, attach a schedule of the calculation of the adjusted cost base. If space on the form is insufficient, attach schedules giving similar details. You have to designate the order of disposition of each depreciable property. With this election you do not have to file the following materials: schedules supporting this designation, documentation relating to the responses to the questions below, and a brief summary of the method of evaluating the fair market value of each property transferred. However you have to keep them as the Canada Revenue Agency may ask to see them at a later date. Is there a written agreement relating to this transfer? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no Does a price adjustment clause apply to any of the properties? (See the Interpretation Bulletin IT-169 for details.) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no Do any persons other than the taxpayer own or control directly or indirectly any shares of any class of the transferee? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no Where a non-arm’s length rollover exists between 2 or more corporations, have all or substantially all (90% or more) of all the properties of the corporation(s) been transferred to the recipient corporation? . yes no Is the taxpayer a non-resident of Canada? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no Are any of the properties transferred capital properties? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no If yes a) have they been owned continuously since Valuation Day (V-Day)? . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no b) have they been acquired after V-Day in a transaction considered not to be at arm’s length? . . . . . . . . . yes no c) since V-Day, has the taxpayer or any person from whom shares were acquired in a non-arm’s length transaction received any subsection 83(1) dividends for transferred shares? (If yes, provide details of amounts and dates received and attach a schedule.) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no Is the agreed amount of any of the transferred properties based on an estimate of fair market value on V-Day?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no a) If yes, does a formal documented V-Day value report exist? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no Has an election under subsection 26(7) of the Income Tax Application Rules (Form T2076) been filed by or on behalf of the taxpayer? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . yes no Where shares of the capital stock of a private corpor ation are included in the property disposed of, provide the following: Name of corporation (print) Business Number Paid-up capital of shares transferred
Description of shares received Number of shares transferor received Class of shares Redemption value per share Paid-up capital Voting or non-voting Are shares Retractable ? *
yes no yes no yes no yes no yes no
*Retractable means redeemable at the option of the holder.

Informative notes
· The rules for section 85 elections are complex. Essential information is contained in Information Circular, IC76-19 and Interpretation Bulletins, IT-169, IT-291, and IT-378.
· Complete all the information areas and answer all questions. If this form is incomplete, the Canada Revenue Agency may consider the election invalid, and subsequent submissions may be subject to a late-filing penalty.
· If the agreed amount exceeds the adjusted cost base of the property in the election, you must report the difference as a capital gain, as income or a combination of both, whichever applies.

Particulars of Eligible Property Disposed of and Consideration Received
Date of sale or transfer of all properties listed below: Year Month Day Note: For properties sold or transferred on different dates, use separate T2057s.
Property Disposed of Agreed Amount B $ Amount to be reported B-A If > 0 see Note 4 $ Consideration Received Description Elected Amount Limits Non-share Share Fair Market Value of Total consideration $ Fair Market Value $ A $ Description Number and Class
Capital Property Excluding Depreciable
Property (Brief legal) (See Note 1) 0 0 0
Depreciable
Property (Description and prescribed Class) (See Note 2) 0 0
Eligible
Capital Property (Kind) (See Note 3) 0 0
Inventory Excluding
Real Property (Kind) (Cost Amount) 0 0
Resource
Property (Brief legal) NIL 0 NIL 0
Security or Debt Obligation
Property (Description) (Cost Amount) 0 0 Specified Debt Obligation (For financial institutions only) 0 0 Capital Property That is Real Property Owned by a Non-Resident Person 0 0 Nisa FundNo. 2 0 Note 1: Adjusted cost base (which is subject to adjustment per section 53). Note 2: The lesser of undepreciated capital cost of all property of the class and the cost of the property. Note 3: The lesser of 4/3 x cumulative eligible capital and the cost of the property. (New rules will apply on subsequent dispositions of eligible capital property occurring after December 20, 2002). Note 4: This amount is to be reported either as a capital gain or as income, whichever applies. Also, in the case of depreciable property or eligible capital property, a portion of the amount may have to be reported as a capital gain while another portion may have to be reported as income. *Refer to current Interpretation Bulletin IT-291 for more information on eligible property and an explanation of the limits. Election and Certification
The taxpayer and corporation hereby jointly elect under subsection 85(1) in respect of the property specified, and certify that the information given in this election, and in any documents attached, is to the best of their knowledge, correct and complete. and Signature of Transferor of Authorized Officer or Authorized Person* Signature of Authorized Officer of Transferee Date * Attach a copy of authorizing agreement